PRODUCT PROSPECTUS SUPPLEMENT	Product Prospectus Supplement No. PRCN-3 to
(To Prospectus Dated September 28, 2012)	Registration Statement Nos. 333-184147 and 333-184147-01
Dated September 28, 2012
Rule 424(b)(5)

The Royal Bank of Scotland plc
RBS NotesSM
fully and unconditionally guaranteed by
The Royal Bank of Scotland Group plc

Periodic Reset Coupon Notes

•
Periodic Reset Coupon Notes (which we refer to, together with the related guarantees, as the “securities”) are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc, and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc.  The securities are not principal protected.  Any payment on the securities (including any coupon payment and the payment at maturity) is subject to the ability of The Royal Bank of Scotland plc, as issuer of the securities, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the securities, to pay their respective obligations as they become due.  You may lose some or a significant portion of your investment in the securities.

•
This product prospectus supplement (which we refer to as the “product supplement”) describes the general terms of the securities and the general manner in which they may be offered and sold.  For each offering of the securities, we will provide you with a term sheet or pricing supplement (which we refer to as a “pricing supplement”) that will describe the specific terms of that offering.  The pricing supplement will identify any additions or changes to the terms specified in this product supplement.  The pricing supplement will also identify the underlying market measure to which the securities are linked, which we refer to as the “Underlying Market Measure” and which may be equity-based or commodity-based indices, common stock or shares of issuers (which may include non-U.S. equity securities issued through depositary arrangements such as American Depositary Shares, or ADSs), commodities, exchange-traded funds, currencies or any other statistical or numerical measure of economic or financial performance, or a basket comprised of any combination of one or more of the foregoing.

•
During the term of the securities, you will be entitled to receive a periodic cash coupon per security, if any, (each, a “Coupon Payment”) based upon the increase or decrease in the value of the applicable Underlying Market Measure from the Starting Periodic Value to the Ending Periodic Value (each as defined below) during an Observation Period (as defined below), calculated as described in this product supplement.  The Coupon Payment for an Observation Period will be equal to the product of the Original Offering Price, the applicable Coupon Rate for such Observation Period and the applicable day-count fraction for such Observation Period.  Generally, if the Ending Periodic Value is greater than or equal to the Starting Periodic Value for such Observation Period, the Coupon Rate will be equal to a fixed percentage per annum specified in the applicable pricing supplement (which we refer to as the “Maximum Periodic Coupon”) and, if the Ending Periodic Value is less than the Starting Periodic Value for such Observation Period, the Coupon Rate will be equal to a fixed percentage per annum specified in the applicable pricing supplement (which we refer to as the “Minimum Periodic Coupon”).

•
Coupon Payments may be payable annually, semi-annually, quarterly, monthly, or at such other intervals as set forth in the applicable pricing supplement.  Depending on the frequency of Coupon Payments that may be payable, the applicable pricing supplement may refer to the relevant periodic return, value and coupon terms defined herein as the “Annual Return,” “Starting Annual Value,” Ending Annual Value,” “Maximum Annual Coupon,” “Minimum Annual Coupon,” or the semi-annual return, values and coupons, the quarterly return, values and coupons, the monthly return, values and coupons or the return, values and coupons based on such other interval, as the case may be.

•
At maturity, you will be entitled to receive a cash payment per security (the “Payment at Maturity”) based on the performance of the Underlying Market Measure from the Initial Value to the Final Value.  If the Final Value is greater than or equal to the Buffer Value (each as defined below), then the Payment at Maturity will equal the Original Offering Price and if the Final Value is less than the Buffer Value, then you will be exposed to any decrease in the value of the Underlying Market Measure from the Initial Value to the Final Value on a one-for-one basis below the Buffer Value.  In no event will the Payment at Maturity that you will be entitled to receive exceed the Original Offering Price.

•
The applicable pricing supplement will specify a particular level of the Underlying Market Measure that is less than the Initial Value (i.e., a buffer), which we refer to as a “Buffer Value,” and the corresponding percentage decrease from the Initial Value, which we refer to as the “Buffer Amount.”  The Payment at Maturity will be less than the Original Offering Price if the Final Value is less than the Buffer Value.

•
The applicable pricing supplement will specify the Maximum Periodic Coupon and Minimum Periodic Coupon, Observation Period, and/or Buffer Value and Buffer Amount for your securities.  We may determine the actual Maximum Periodic Coupon and Minimum Periodic Coupon, Observation Period, and/or Buffer Value and Buffer Amount on the “pricing date” of the securities, which will be the date the securities are priced for initial sale to the public.

•
Each security will have an initial public offering price as set forth in the applicable pricing supplement (the “Original Offering Price”).  The securities will be issued in denominations of the Original Offering Price or in integral multiples thereof.  The pricing supplement may also set forth a minimum number of securities that you must purchase.

•	Unless provided for in the applicable pricing supplement, the securities will not be listed on any securities exchange or quotation system.

The securities involve risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on S-16.  The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement or prospectus or any applicable pricing supplement are truthful or complete.  Any representation to the contrary is a criminal offense.

RBS Securities Inc.

TABLE OF CONTENTS

PRODUCT SUPPLEMENT

____________

ABOUT THIS PRODUCT SUPPLEMENT

As used in this product supplement, “RBS plc,” “we,” “us,” “our” and the “Bank” refer to The Royal Bank of Scotland plc, “RBSG” refers to The Royal Bank of Scotland Group plc, “Group” means The Royal Bank of Scotland Group plc together with its subsidiaries consolidated in accordance with International Financial Reporting Standards, “RBSSI” refers to RBS Securities Inc., and references to “dollars” and “$” are to United States dollars.

The securities are our unsecured and unsubordinated obligations issued as part of our RBS NotesSM program and guaranteed by RBSG.  RBS NotesSM is a service mark of The Royal Bank of Scotland N.V., one of our affiliates.

This product supplement, together with the applicable pricing supplement, set forth certain terms of the securities and supplements the prospectus dated September 28, 2012 relating to our securities of which the securities are part.  This product supplement is a "prospectus supplement" referred to in the prospectus.  You may access the prospectus on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/729153/000095010312005038/dp33197_424b2.htm

Our Central Index Key, or CIK, on the SEC website is 729153.

This product supplement, together with the applicable pricing supplement and the prospectus described above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this product supplement, as the securities involve risks not associated with conventional debt securities.  You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

It is important for you to read and consider all information contained in the applicable pricing supplement, this product supplement and the accompanying prospectus in making your investment decision.  You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.

We have not authorized anyone to provide information other than that which is contained in this product supplement, the applicable pricing supplement and the accompanying prospectus with respect to the securities.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  This document may only be used where it is legal to sell these securities.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  Neither the delivery of this product supplement or the accompanying prospectus, nor any sale made hereunder and thereunder will, under any circumstances, create any implication that there has been no change in the affairs of RBS plc or RBSG since the date of the product supplement or that the information contained or incorporated by reference in the accompanying prospectus is correct as of any time subsequent to the date of such information.

The information set forth in this product supplement is directed to prospective purchasers who are United States residents.  We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the securities.  These persons should consult their own legal and financial advisers concerning these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

RBSG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, RBSG files reports and other information with the SEC.  You may read and copy these documents at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  You can call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that RBSG has filed.  You may also request a copy of any filings referred to below (other than exhibits not specifically incorporated by reference) at no cost, by contacting us at The Royal Bank of Scotland plc, RBS Gogarburn, P.O. Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

The SEC allows us to incorporate by reference much of the information RBSG files with it.  This means:

•	incorporated documents are considered part of this product supplement;

•	we can disclose important information to you by referring you to those incorporated documents; and

•	information that RBSG files with the SEC will automatically update and modify or supersede some of the information included or incorporated by reference into this product supplement

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this product supplement or in any document previously incorporated by reference have been modified or superseded.  The accompanying prospectus lists documents that are incorporated by reference into this product supplement.  Reports on Form 6-K we may furnish to the SEC after the date of this product supplement (or portions thereof) are incorporated by reference in this product supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference into the registration statement of which this product supplement is a part.

SUMMARY

This product supplement relates only to the securities and does not relate to any underlying asset that comprises the Underlying Market Measure described in any pricing supplement.  This summary includes questions and answers that highlight selected information from the prospectus and this product supplement to help you understand the securities.  You should read carefully the entire prospectus and product supplement, together with the applicable pricing supplement, to understand fully the terms of your securities, as well as the tax and other considerations important to you in making a decision about whether to invest in any of the securities.  In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the securities, to determine whether an investment in the securities is appropriate for you.  If information in this product supplement is inconsistent with the prospectus, this product supplement will supersede the prospectus.  However, if information in any pricing supplement is inconsistent with this product supplement, that pricing supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus.

You are urged to consult with your own attorneys and business and tax advisers before making a decision to purchase any of the securities.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement and in the prospectus, as well as the applicable pricing supplement.  You should rely only on the information contained in those documents.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither we nor any selling agent is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information in this product supplement and prospectus, together with the pricing supplement, is accurate only as of the date on their respective front covers.

What are the securities?

The securities are senior unsecured obligations issued by us, The Royal Bank of Scotland plc (“RBS plc”), and are fully and unconditionally guaranteed by our parent company, The Royal Bank of Scotland Group plc (“RBSG”).  The securities will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payments due on the securities, including any repayment of your investment, will be subject to our credit risk, as issuer of the securities, and to the credit risk of RBSG, as guarantor of our obligations under the securities.  Each series of the securities will mature on the date set forth in the applicable pricing supplement.  The securities are not repayable at the option of any holder prior to their maturity date nor are they redeemable at our option except as described under “Description of the Securities—Optional Tax Redemption.”  The securities are not principal protected.  You may lose some or a significant portion of your investment in the securities.

The securities are designed for investors who are seeking exposure to a specific Underlying Market Measure, who have a view that the Underlying Market Measure will perform within a moderate range, who seek periodic cash coupons per security based on the performance of each Underlying Market Measure, and who are willing to accept the risk of losing some or a significant portion of their investment.

At maturity, you will be entitled to receive the Payment at Maturity (as defined below) based on the performance of the Underlying Market Measure from the Initial Value to the Final Value.  In no event will the Payment at Maturity that you will be entitled to receive exceed the Original Offering Price.  During the term of the securities, the securities will provide for Coupon Payments per security (as defined below)

based on the performance of the Underlying Market Measure during each Observation Period (as defined below).  The Coupon Payment for each Observation Period will be based on either the Maximum Periodic Coupon or the Minimum Periodic Coupon (each as defined below), depending on the performance of the Underlying Market Measure during such Observation Period.  Your return on investment on the securities will never exceed the Maximum Periodic Coupon during the term of your securities.  Periodic Reset Coupon Notes are designed for investors who anticipate that the value of the Underlying Market Measure will increase moderately during the Observation Periods, and who are willing to accept a return that will not exceed the Maximum Periodic Coupon, as well as the risk of losing some or a significant portion of their investment.

Any payment on the securities (including any payment at maturity) is subject to the creditworthiness (i.e., the ability to pay) of RBS plc, as the issuer of the securities, and RBSG, as the guarantor of the issuer’s obligations under the securities.

Is it possible for you to lose some or a significant portion of your investment in the securities?

Yes.  You will be entitled to receive a Payment at Maturity that is less than the Original Offering Price of your securities if the Final Value is less than the Buffer Value (as defined below); in other words, the Final Value is less than the Initial Value by a percentage greater than the Buffer Amount (as defined below).  In such circumstance, the Payment at Maturity that you will be entitled to receive will be less than the Original Offering Price, and you could lose some or a significant portion of your investment.  However, in no event will the Payment at Maturity be less than zero.  If the Final Value is equal to or greater than the Buffer Value, the Payment at Maturity will equal the Original Offering Price.  In no event will the Payment at Maturity that you will be entitled to receive exceed the Original Offering Price.  The Coupon Payments received during the term of the securities may not be sufficient to offset potential losses at maturity if the Final Value of the Underlying Market Measure is less than the Initial Value by an amount that exceeds the Buffer Amount.

You should carefully review the applicable pricing supplement to determine the extent to which your investment is at risk.  Further, if you sell your securities prior to maturity, you may find that the value per security is less than the Original Offering Price.

What is the Underlying Market Measure?

The Underlying Market Measure may consist of one or more of any of the following:

•
U.S. broad-based equity indices, U.S. sector or style-based equity indices, non-U.S. or global equity indices or commodity-based indices, each of which we refer to as an “Underlying Index.”  We refer to an Underlying Index comprised of securities as an “Underlying Equity Index” and to an Underlying Index comprised of commodities or commodity futures contracts as an “Underlying Commodity Index.”

•	A commodity, which we refer to as an “Underlying Commodity.”

•
The shares or common stock of an issuer, which we refer to as “Underlying Stock.”  As used in this product supplement, the terms "common stock" and “Underlying Stock” include American Depositary Shares, or ADSs, which are issued pursuant to depositary arrangements representing non-U.S. equity securities.  We refer to the U.S. issuer of U.S. equity securities, or the non-U.S. issuer of the non-U.S. equity securities underlying an ADS, as the case may be, as the “Underlying Company,” and we refer to the non-U.S. equity securities as the “ADS Underlying Stock.”

•
An exchange-traded fund, which we refer to as an “Underlying Fund.”  We refer to an Underlying Fund that tracks an equity index or basket of stocks as an “Underlying Equity Fund” and to an Underlying Fund that tracks a commodity, commodity index or basket of commodities or commodity futures contracts as an “Underlying Commodity Fund.”  We refer to the index that an Underlying Fund tracks as a “Target Index.”

•
Any currency, which we refer to as a “Reference Currency” relative to another currency, which we refer to as a “Base Currency” and which together with the Reference Currency, form an “Underlying Currency Pair.”  The Underlying Currency Pair will be expressed as a number of units of the Reference Currency for which one unit of the Base Currency can be exchanged, unless otherwise specified in the applicable pricing supplement.

•	Any other statistical or numerical measure of U.S. or non-U.S. economic or financial performance.

The Underlying Market Measure may consist of a basket of one or more of any combination of the foregoing, which we refer to as a “Basket.”  We refer to each component included in any Basket as a “Basket Component.”  If the Underlying Market Measure to which your securities are linked is a Basket, the Basket Components (and the component weights thereof) will be set forth in the applicable pricing supplement.  When we refer to the value of an Underlying Market Measure in this product supplement, we mean the level of an index, the exchange rate for specific currencies, the price of the shares of common stock of an issuer, the price of the shares of an exchange-traded fund, or the rate of a statistical or numerical measure of economic or financial performance, or the value of a basket comprised of any combination of one or more of the foregoing, in each case as specified in the applicable pricing supplement.

The applicable pricing supplement will set forth information as to the specific Underlying Market Measure, including information as to the historical values of the Underlying Market Measure.  However, historical values of the Underlying Market Measure are not indicative of the future performance of the Underlying Market Measure or the performance of your securities.

How are the periodic cash coupons determined?

Subject to our credit risk as issuer of the securities, and the credit risk of RBSG, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, we will pay a periodic cash coupon per security (each, a “Coupon Payment”) based on the Periodic Return (as defined below) of the Underlying Market Measure during each Observation Period (as defined below).

Unless otherwise specified in the applicable pricing supplement, each Coupon Payment will be paid periodically in arrears and will equal:

Original Offering Price × Coupon Rate × (day-count fraction for each Observation Period),

where the “day-count fraction” will be the number of days in such Observation Period (calculated on the basis of a 360-day year of twelve 30-day months) divided by 360, unless otherwise specified in the applicable pricing supplement.  The Coupon Payment will be payable on the relevant Coupon Payment Date for such Observation Period.

Each “Observation Period” will commence on, and will include, an Observation Date and will extend to, and will include, the immediately succeeding Observation Date.  Each “Observation Date” will be a single valuation date (as defined below) as specified in the applicable pricing supplement.  Unless otherwise specified in the applicable pricing supplement, the first Observation Date will be the pricing date for the securities and the final Observation Date will be the final valuation date for purposes of determining the Final Value for the securities.

For each Observation Period, the “Periodic Return” measures the percentage increase or decrease in the value of the Underlying Market Measure from the Starting Periodic Value, determined on the applicable Observation Date corresponding to the beginning of such Observation Period, to the Ending Periodic Value, determined on the applicable Observation Date corresponding to the end of such Observation Period.

The “Coupon Rate” for an Observation Period will depend on the performance of the Underlying Market Measure during the Observation Period, and will be either the Maximum Periodic Coupon or the Minimum Periodic Coupon, determined as described below.  Unless otherwise specified in the applicable pricing supplement:

(i)
If the Ending Periodic Value is greater than or equal to the Starting Periodic Value (i.e., the Periodic Return for an Observation Period is greater than or equal to 0%), then the Coupon Rate for such Observation Period will be a percentage equal to a fixed maximum percentage per annum specified in the applicable pricing supplement (the “Maximum Periodic Coupon”); and

(ii)
if the Ending Periodic Value is less than the Starting Periodic Value (i.e., the Periodic Return for an Observation Period is less than 0%), then the Coupon Rate for such Observation Period will be a percentage equal to a fixed minimum percentage per annum specified in the applicable pricing supplement (the “Minimum Periodic Coupon”); provided that the Coupon Rate will not be less than 0%.

Coupon Payments will accrue from and including the issuance date of the securities to but excluding the maturity date.  Coupon Payments will be paid in arrears on each Coupon Payment Date to but excluding the maturity date.  Coupon Payments will be payable to the person in whose name a security is registered at the close of business on the record date before each Coupon Payment Date.  Coupon Payments payable at maturity will be payable to the person to whom principal is payable, and the paying agent will make the Coupon Payment on the maturity date, whether or not that date is a Coupon Payment Date.  Unless otherwise set forth in the applicable pricing supplement, the “record date” for a Coupon Payment Date is the date that is 15 calendar days prior to that Coupon Payment Date, whether or not that date is a business day.

The “Coupon Payment Dates” will be as specified in the applicable pricing supplement, provided that if a scheduled Coupon Payment Date is not a business day, then the applicable Coupon Payment will be made on the next succeeding business day following such scheduled Coupon Payment Date; provided further that the final Coupon Payment Date will be the maturity date, in each case subject to postponement as described under “Description of the Securities—Coupon Payments” and “Description of the Securities—Market Disruption Events” below, and no interest will accrue or be payable as a result of the delayed payment.

Coupon Payments may be payable annually, semi-annually, quarterly, monthly, or at such other intervals as set forth in the applicable pricing supplement.  Depending on the frequency of Coupon Payments that may be payable, the applicable pricing supplement may refer to the relevant Periodic Return, Starting Periodic Value, Ending Periodic Value, Maximum Periodic Coupon and Minimum Periodic Coupon defined herein as the “Annual Return,” “Starting Annual Value,” “Ending Annual Value,” “Maximum Annual Coupon” and “Minimum Annual Coupon,” or the “Semi-Annual Return,” “Starting Semi-Annual Value,” “Ending Semi-Annual Value,” “Maximum Semi-Annual Coupon” and “Minimum Semi-Annual Coupon,” or the “Quarterly Return,” “Starting Quarterly Value,” “Ending Quarterly Value,” “Maximum Quarterly Coupon” and “Minimum Quarterly Coupon,” or the “Monthly Return,” “Starting Monthly Value,” “Ending Monthly Value,” “Maximum Monthly Coupon” and “Minimum Monthly Coupon,” or the return, values and coupons based on such other interval, as the case may be.

How is the Payment at Maturity determined?

At maturity, subject to our credit risk as issuer of the securities, and the credit risk of RBSG, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, you will be entitled to receive a cash payment per security (the “Payment at Maturity”) that you hold, denominated in U.S. dollars, calculated as described in “Description of the Securities—Payment at Maturity” below.  Unless the applicable pricing supplement provides otherwise, at maturity, (i) if the Final Value is greater than or equal to the Buffer Value (each as defined below), then the Payment at Maturity will equal the Original Offering Price and (ii) if the Final Value is less than the Buffer Value, then you will be exposed to any decrease in the value of the Underlying Market Measure from the Initial Value to the Final Value on a one-for-one basis below the Buffer Value.  In no event will the Payment at Maturity that you will be entitled to receive exceed the Original Offering Price.

How will the Initial Value and the Starting Periodic Value be determined?

Underlying Stocks, Underlying Equity Indices, Underlying Funds and Underlying Currency Pairs

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” and the initial “Starting Periodic Value” for an Underlying Market Measure that is one or more Underlying Stocks, Underlying Equity Indices, Underlying Funds or Underlying Currency Pairs, will equal the closing level of the Underlying Equity Index, the closing price of the Underlying Stock or shares of the Underlying Fund or, for the Underlying Currency Pair, the currency exchange rate of the Reference Currency relative to the Base Currency, at a specific time on the pricing date, or for each Starting Periodic Value subsequent to the initial Starting Periodic Value, the closing level of the Underlying Equity Index, the closing price of the Underlying Stock or shares of the Underlying Fund or, for the Underlying Currency Pair, the currency exchange rate of the Reference Currency relative to the Base Currency at a specific time on the applicable Observation Date corresponding to the beginning of an Observation Period and, in each case, as determined by the calculation agent, as set forth in the section “Description of the Securities—The Initial Value, the Starting Periodic Value, the Final Value and the Ending Periodic Value.”

Underlying Commodities and Underlying Commodity Indices

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” and the initial “Starting Periodic Value” for an Underlying Market Measure that are Underlying Commodities or one or more Underlying Commodity Indices, will equal the price or value of the Underlying Commodity or the closing level of the Underlying Commodity Index on the pricing date, or for each Starting Periodic Value subsequent to the initial Starting Periodic Value, the price or value of the Underlying Commodity or the closing level of the Underlying Commodity Index on the applicable Observation Date corresponding to the beginning of an Observation Period, in each case, as determined by the calculation agent; provided that if a Market Disruption Event (as defined in “Description of the Securities—Market Disruption Events”) occurs or is continuing on the pricing date or any Observation Date corresponding to the beginning of an Observation Period, as the case may be, the calculation agent will establish the Initial Value or Starting Periodic Value, as the case may be, as set forth in the section “Description of the Securities—The Initial Value, the Starting Periodic Value, the Final Value and the Ending Periodic Value.”

Basket

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” and the initial “Starting Periodic Value” for an Underlying Market Measure that is a Basket will be equal to 100 on the pricing date; however for each Starting Periodic Value subsequent to the initial Starting Periodic Value, the value of the Basket in respect of the applicable Observation Date corresponding to the beginning of an Observation Period will be determined by the calculation agent as set forth in the section “—Baskets—Computation of the Basket.”   We will assign each Basket Component a weighting (the “Initial

Component Weight”) so that each Basket Component represents a percentage of the Initial Value on the pricing date.  We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights.  The Initial Component Weight for each Basket Component will be set forth in the applicable pricing supplement.  See “Description of the Securities—Baskets.”

How will the Final Value and the Ending Periodic Value be determined?

The calculation agent will determine the “Final Value” and each “Ending Periodic Value” for an Underlying Market Measure by reference to the value of the Underlying Market Measure in respect of the applicable valuation date (as defined below).   Unless otherwise specified in the applicable pricing supplement, each valuation date corresponding to the end of an Observation Period will be an Observation Date for purposes of determining an Ending Periodic Value, and the final Observation Date will be the valuation date for the securities for purposes of determining the Final Value.  The applicable pricing supplement will specify how the Final Value and the Ending Periodic Value for your securities will be determined, and will set forth the valuation date and Observation Dates applicable to your securities.  In the event of a Market Disruption Event (as defined in “Description of the Securities—Market Disruption Events”) on a scheduled valuation date, or if a scheduled valuation date is not a Market Measure Business Day (as defined in “Description of the Securities—The Initial Value, the Starting Periodic Value, the Final Value and the Ending Periodic Value”), such valuation date will be postponed as described under “Description of the Securities—The Initial Value, the Starting Periodic Value, the Final Value and the Ending Periodic Value” and “Description of the Securities—Market Disruption Events.”

Underlying Equity Indices and Underlying Currency Pairs

Unless otherwise specified in the applicable pricing supplement, the “Final Value” and the “Ending Periodic Value” for an Underlying Market Measure that is one or more Underlying Equity Indices or Underlying Currency Pairs will equal the closing level of the Underlying Equity Index or, for the Underlying Currency Pair, the currency exchange rate of the Reference Currency relative to the Base Currency, at a specific time on the single valuation date or the applicable Observation Date corresponding to the end of an Observation Period, in each case, as determined by the calculation agent, subject to the terms and provisions which we describe in “Description of the Securities—The Initial Value, the Starting Periodic Value, the Final Value and the Ending Periodic Value,” “Description of the Securities—Market Disruption Events” and “Description of the Securities—Discontinuation or Modification of the Underlying Market Measure.”

Underlying Commodities and Underlying Commodity Indices

Unless otherwise specified in the applicable pricing supplement, the “Final Value” and the “Ending Periodic Value” for an Underlying Market Measure that are Underlying Commodities or one or more Underlying Commodity Indices will equal the price or value of the Underlying Commodity or the closing level of the Underlying Commodity Index on the single valuation date or the applicable Observation Date corresponding to the end of an Observation Period, in each case, as determined by the calculation agent; provided that if a Market Disruption Event (as defined below) occurs or is continuing on a valuation date, any Observation Date or if any scheduled valuation date is determined by the calculation agent not to be a Market Measure Business Day, then the calculation agent will establish the value of the Underlying Market Measure on the affected valuation date as set forth in the section “Description of the Securities— The Initial Value, the Starting Periodic Value, the Final Value and the Ending Periodic Value,” “Description of the Securities—Market Disruption Events” and “Description of the Securities—Discontinuation or Modification of the Underlying Market Measure.”

Underlying Stocks and Underlying Funds

Unless otherwise specified in the applicable pricing supplement, the “Final Value” and the “Ending Periodic Value” for an Underlying Market Measure that is one or more Underlying Stocks or Underlying Funds will equal the closing price of the Underlying Stock or shares of the Underlying Fund on the single valuation date or the applicable Observation Date corresponding to the end of an Observation Period, in each case, as determined by the calculation agent, multiplied by the Adjustment Factor, subject to the terms and provisions which we describe in “Description of the Securities—The Initial Value, the Starting Periodic Value, the Final Value and the Ending Periodic Value,” “Description of the Securities—Market Disruption Events” and “Description of the Securities—Discontinuation or Modification of the Underlying Market Measure.”  With respect to the Underlying Stock or Underlying Fund, the “Adjustment Factor” will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting such Underlying Stock or Underlying Fund.  See “Description of the Securities—Adjustment Events for Underlying Stocks and Underlying Funds” below.

Basket

Unless otherwise specified in the applicable pricing supplement, the “Final Value” and the “Ending Periodic Value” for an Underlying Market Measure that is a Basket will be the value of the Basket on the single valuation date or the applicable Observation Date corresponding to the end of an Observation Period, in each case, as determined by the calculation agent, as set forth in the section “Description of the Securities—Baskets—Computation of the Basket.”  The closing value of each Basket Component will be determined by the calculation agent in accordance with the provisions applicable to such Basket Component (i.e., whether the Basket Component is the Underlying Equity Index, Underlying Currency Pair, Underlying Commodity, Underlying Commodity Index, Underlying Stock or Underlying Fund), as set forth above.

A “valuation date” means the single Market Measure Business Day (as defined below) on which the Final Value will be calculated, or the Market Measure Business Day(s) specified as Observation Date(s) on which a Starting Periodic Value or Ending Periodic Value will be calculated, in either case, as specified in the applicable pricing supplement; provided that, other than with respect to Underlying Commodities or one or more Underlying Commodity Indices, and unless otherwise specified in the applicable pricing supplement, (i) if a Market Disruption Event has occurred or is continuing on any such Market Measure Business Day(s) or (ii) if a scheduled valuation date is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, the affected valuation date for such Underlying Market Measure will be the immediately succeeding Market Measure Business Day where no Market Disruption Event has occurred or is continuing; provided further that no valuation date will be postponed by more than five (5) business days beyond the original valuation date, as further described under “Description of the Securities—The Initial Value, the Starting Periodic Value, the Final Value and the Ending Periodic Value” and “Description of the Securities—Market Disruption Events.”

The “maturity date” will be as specified in the applicable pricing supplement.  If the scheduled maturity date (as specified in the applicable pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  If, due to a Market Disruption Event or otherwise, as described above, a valuation date is postponed so that it falls less than three (3) business days prior to the scheduled maturity date, the maturity date will be the third business day following that valuation date, as postponed, unless otherwise specified in the applicable pricing supplement.  However, if a security is issued with a term (from but excluding the settlement date to and including the maturity date, each as specified in the applicable pricing supplement) of one year or less, any postponement of the maturity date shall not cause the term (calculated as described above) to exceed one year. See “Description of the Securities—Market Disruption Events.”

Unless otherwise specified in the applicable pricing supplement, a “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Unless otherwise specified in the applicable pricing supplement, a “Market Measure Business Day” means:

(a)
With respect to an Underlying Equity Index, a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market, or their successors, are open for trading and (2) the relevant Underlying Equity Index is calculated and published.

(b)
With respect to an Underlying Commodity Index, a day, as determined by the calculation agent, on which (1) the primary exchange or organized market for trading for all commodities and commodity contracts included in such Underlying Commodity Index are open for trading and (2) the relevant Underlying Commodity Index is calculated and published.

(c)
With respect to an Underlying Commodity, a day, as determined by the calculation agent, on which the primary exchange or organized market for trading of such Underlying Commodity is open for trading during its regular trading session.

(d)
With respect to an Underlying Stock or Underlying Fund, a day, as determined by the calculation agent, on which trading is generally conducted on the primary exchange or organized market for trading of such Underlying Stock or shares of such Underlying Fund.

(e)
With respect to an Underlying Currency Pair, a day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close (including for dealings in foreign exchange in accordance with the practice of the foreign exchange market) in New York City and the principal financial centers for such Underlying Currency Pair, as specified in the applicable pricing supplement.

How will the buffer be determined?

The Payment at Maturity will be based on the Final Value relative to the Initial Value as well as the level of the buffer, or the “Buffer Value,” which will be a specified value of the Underlying Market Measure that is less than the Initial Value of the Underlying Market Measure.  The “Buffer Amount” represents the corresponding percentage decrease from the Initial Value to the Buffer Value of the Underlying Market Measure.  The Buffer Amount and Buffer Value will be set forth in the applicable pricing supplement, and the actual Buffer Value will be determined on the pricing date upon determination of the Initial Value for the Underlying Market Measure.

How does the buffer work?

At maturity, your investment will be protected against a modest decrease in the value of the Underlying Market Measure up to the specified Buffer Amount.  A buffer will not protect you from all movements in the Underlying Market Measure.  In particular, if the Final Value is less than the Buffer Value (in other words, the Final Value is less than the Initial Value by a percentage greater than the Buffer Amount), you will lose some or a significant portion of your investment, as further described under “Description of the Securities—Buffer.”

The buffer applicable to the securities is designed to offer only a modest protection to the investor against movements in the Underlying Market Measure.  You should not invest in the securities if you are unable or unwilling to bear the risk of loss of some or a significant portion of your investment.

Is the return on the securities limited in any way?

Yes.  Your return on an investment in the securities, if any, will never exceed the Coupon Payments received during the term of the securities.  Even if the value of the Underlying Market Measure increases during each Observation Period, you will only receive cash coupons on a periodic basis, which is limited by the Maximum Periodic Coupon for each Observation Period, no matter how well the value of the Underlying Market Measure performs during such Observation Period.  Similarly, at maturity, the Payment at Maturity you will be entitled to receive will never exceed the Original Offering Price, regardless of how much the Final Value for the Underlying Market Measure may have increased above the Initial Value.

Who will determine the Initial Value, the Final Value, the Starting Periodic Value, the Ending Periodic Value, each Coupon Payment and the Payment at Maturity?

Our affiliate, RBS Securities Inc., which we refer to as “RBSSI,” or one of our other affiliates will act as calculation agent for the securities, unless otherwise specified in the applicable pricing supplement.  As calculation agent, RBSSI will determine the Initial Value, the Final Value, the Starting Periodic Value, the Ending Periodic Value, the closing value of the Underlying Market Measure on any given valuation date or Observation Dates, each Periodic Return, the Reference Return, each Coupon Payment and the Payment at Maturity.  The calculation agent may be required, due to events beyond our control, to adjust any of these calculations, which we describe in “Description of the Securities—Adjustment Events for Underlying Stocks and Underlying Funds” and “Description of the Securities—Discontinuation or Modification of the Underlying Market Measure.”

Can the Coupon Payment Dates and the maturity date be postponed?

Yes.  If a scheduled Coupon Payment Date or the maturity date is not a business day, then the applicable Coupon Payment Date or maturity date will be the next succeeding business day following such scheduled Coupon Payment Date or maturity date, and no interest will accrue or be payable as a result of the delayed payment.  If, due to a Market Disruption Event or otherwise, as described above, a scheduled Observation Date or scheduled valuation date is postponed so that it falls less than three (3) business days prior to the scheduled Coupon Payment Date or scheduled maturity date, the Coupon Payment Date or the maturity date will be the third business day following that valuation date, as postponed.  However, if a security is issued with a term (from but excluding the settlement date to and including the maturity date, each as specified in the applicable pricing supplement) of one year or less, any postponement of the maturity date shall not cause the term (calculated as described above) to exceed one year.  See the sections entitled “Description of the Securities—Coupon Payments,” “Description of the Securities—The Initial Value, the Starting Periodic Value, the Final Value and the Ending Periodic Value” and “Description of the Securities—Market Disruption Events.”

Will you have an ownership interest in the securities, commodities, commodity futures contracts or other assets that comprise the Underlying Market Measure?

No.  An investment in the securities does not entitle you to any ownership interest, including any voting rights in, or dividend payments, or other distributions on, the securities of any of the companies, or funds, or any commodities or commodity futures contracts included in an Underlying Market Measure.  If the Underlying Market Measure is any other underlying asset, you similarly will not have any right to receive the underlying asset(s) comprising the Underlying Market Measure.

What is the minimum required purchase?

Unless otherwise specified in the applicable pricing supplement, you can purchase securities in denominations equal to the Original Offering Price or in integral multiples thereof.

How are the securities being offered?

We have registered the securities with the Securities and Exchange Commission, which we refer to as the “SEC,” in the United States.  However, we will not register the securities for public distribution in any jurisdiction other than the United States.  The selling agents may solicit offers to purchase the securities from non-U.S. investors in reliance on available private placement exemptions.

Is there a secondary market for the securities?

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange.  Accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or nonexistent.  You should be willing to hold your securities until the maturity date.

Although it is not required to do so, we have been informed by our affiliate, RBSSI, that when this offering is complete, it intends to make purchases and sales of the securities from time to time in off-exchange transactions.  If our affiliate does make such a market in the securities, it may stop doing so at any time.

In connection with any secondary market activity in the securities, our affiliate may post indicative prices for the securities on a designated website or via Bloomberg.  However, our affiliate is not required to post such indicative prices and may stop doing so at any time.  Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices.  Investors should contact their brokerage firms for further information.

In addition, the Original Offering Price of the securities includes the selling agents’ commissions paid with respect to the securities, which are reflected in the underwriting discount, as well as certain costs associated with hedging our obligations under the securities.  The cost of hedging includes the profit component built into the price we paid for the hedge.  The fact that the Original Offering Price of the securities includes these commissions and hedging costs is expected to affect adversely the secondary market prices of the securities.  See “Risk Factors—The value of your securities on the pricing date is less than the Original Offering Price due to the underwriting discount and our cost of hedging, both of which can be expected to be reflected in secondary market prices” and “Use of Proceeds; Hedging.”

If you were to sell your securities in the secondary market, if any, the price that you receive for them may be less than the Original Offering Price, and may be less than what you paid for them.

Who might consider investing in the securities?

The securities are not suitable for all investors.  You may consider an investment in the securities if:

•
you anticipate that the value of the Underlying Market Measure will remain unchanged or will increase moderately from the Starting Periodic Value to the Ending Periodic Value during the Observation Periods;

•
you seek periodic cash coupons per security, you understand that such cash coupons will comprise the only return, if any, on your investment and you believe that such cash coupons will provide a sufficient return on investment;

•	you accept that your investment may result in a loss, which could be significant, if the Final Value of the Underlying Market Measure is less than the Initial Value by an amount that exceeds the Buffer Amount and, in such event, you understand that the periodic cash coupons may not be sufficient to offset potential losses at maturity;

•
you accept that the return on the securities, if any, will not exceed the Maximum Periodic Coupon during the term of the securities and that the Payment at Maturity will not exceed the Original Offering Price;

•
you seek exposure to the performance of the particular Underlying Market Measure specified in the applicable pricing supplement with no expectation of dividends or other benefits of owning the Underlying Market Measure or the underlying asset(s) comprising the Underlying Market Measure;

•	you are willing to forgo market rates of interest on the securities such as fixed or floating rate interest paid on conventional interest-bearing debt securities;

•
you are willing to accept that a trading market is not expected to develop for the securities, and you understand that secondary market prices for the securities, if any, will be affected by various factors, including our actual and perceived creditworthiness;

•	you are able to and willing to hold the securities until maturity; and

•
you are willing to make an investment, the payments on which depend on the creditworthiness of RBS plc, as the issuer of the securities, and RBSG, as the guarantor of the issuer’s obligations under the securities.

The securities may not be a suitable investment for you if:

•	you believe that the value of the Underlying Market Measure will decrease from the Initial Value by a percentage that exceeds its Buffer Amount;

•	you seek full principal protection or preservation of capital invested;

•	you are unwilling or unable to be exposed to the performance of the Underlying Market Measure;

•	you seek a return on your investment that will not be capped at the Maximum Periodic Coupon and a Payment at Maturity that will not be limited to the Original Offering Price;

•	you want to receive dividends or other distributions paid on the securities included in the Underlying Market Measure;

•	you seek assurances that there will be a liquid market if and when you want to sell the securities prior to maturity; or

•	you are unwilling or are unable to assume the credit risk associated with RBS plc, as the issuer, and RBSG, as the guarantor of the issuer’s obligations under the securities.

You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisers with respect to any investment in the securities.

What are some of the risks in owning the securities?

Investing in the securities involves a number of risks.  We have described some of the most significant risks relating to the securities under the heading “Risk Factors” in this product supplement which you should read before making an investment in the securities.

Some selected risk considerations include:

•
Credit Risk.  Because you are purchasing a security issued by us, you are assuming the risk that we may be unable to pay our obligations to you as they become due and payable.  In addition, because the securities are fully and unconditionally guaranteed by RBSG, you are also assuming the risk that RBSG will be unable to pay amounts due to you under the securities in the event we fail to make any payment required by the terms of the securities.

•
Market Risk.  The Coupon Payments and Payment at Maturity payable on your securities will depend on the performance of the Underlying Market Measure to which your securities are linked, which, in turn, will depend on many factors beyond our control.  These factors include general market conditions, which will be influenced by political, economic, financial, and other factors that impact the capital markets generally, the volatility of the Underlying Market Measure, changes in interest rates in general, and the time remaining to maturity of the securities.  There is no guarantee of any return on your investment, and you may lose some or a significant portion of your investment.

•	No Principal Protection. The securities are not principal protected, which means there is no guaranteed return of your investment.

•
Liquidity Risk.  Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange.  Accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or nonexistent.  If you sell your securities in the secondary market, if any, prior to maturity, you will receive the market price of the securities, which may be less than the Original Offering Price or the price that you paid for them.

Does ERISA impose any limitations on purchases of the securities?

Yes.  An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the securities unless that plan or entity has determined that its purchase, holding, or disposition of the securities will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the securities with “plan assets” will be deemed to represent that (i) such purchase will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code and (ii) the purchaser or purchaser’s fiduciary has made and will make all investment decisions for the purchaser and the purchaser has not and will not rely in any way upon us or our affiliates to act as a fiduciary or adviser to the purchaser with respect to its purchase of the securities.

What are the tax consequences of an investment in the securities?

You should review carefully the section in this product supplement entitled “U.S. Federal Income Tax Consequences.”

For a discussion of United Kingdom tax considerations relating to the securities, you should review the section in this product supplement entitled “Certain United Kingdom Taxation Considerations.”

We do not provide any advice on tax matters.  You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

What is RBSSI’s relationship with RBS plc and RBSG?

RBS Securities Inc., which we refer to as RBSSI, is an affiliate of RBS plc and RBSG.  RBSSI will act as calculation agent for the securities, and is acting as agent for this offering.  RBSSI will conduct this offering in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate.  See “Risk Factors—There may be potential conflicts of interest between security holders and the calculation agent or other of our affiliates” and “Plan of Distribution (Conflicts of Interest)” in this product supplement.

What if I have more questions?

You should read “Description of the Securities” in this product supplement for a detailed description of the general terms of the securities.  The applicable pricing supplement will describe the terms that apply to the specific securities.  The securities are unsecured and unsubordinated obligations of RBS plc issued as part of our RBS NotesSM program and are fully and unconditionally guaranteed by RBSG.  The securities offered by RBS plc will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations.  The guarantees of RBSG will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other current and future unsecured and unsubordinated obligations.  You can find a general description of certain basic features of the securities in the section of the accompanying prospectus called “Description of Debt Securities.”

RISK FACTORS

An investment in the securities entails significant risks.  You should carefully consider the risks of an investment in the securities, including those discussed below, and whether the securities are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisers with respect to any investment in the securities.

Risks Related to the Securities Generally

The securities are not conventional debt securities—there is no principal protection; you may lose some or a significant portion of your investment in the securities.

The terms of the securities differ from those of conventional debt securities in that you could lose some or a significant portion of your initial investment.

You will lose some or a significant portion of your initial investment if the Final Value is less than the Buffer Value or if the Final Value is less than the Initial Value by a percentage greater than the Buffer Amount.  Under this circumstance, your investment will be fully exposed to any decrease in the value of the Underlying Market Measure beyond the Buffer Amount.

Because the securities are not principal protected, the amount of cash paid to you at maturity in the circumstances described above will be less than the Original Offering Price of your securities and you assume the risk that you could lose some or a significant portion of your initial investment.

The Payment at Maturity will not exceed the Original Offering Price regardless of how well the Underlying Market Measure performs from the Initial Value to the Final Value.  Furthermore, even if the Payment at Maturity is equal to the Original Offering Price, the Coupon Payments that you may receive on the securities during the term of the securities may be less than the return you would have received had you made your entire investment in a conventional debt security with the same maturity issued by us or a comparable issuer or an instrument which tracks the performance of the Underlying Market Measure specified in the applicable pricing supplement.  Because the payment due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative.  Even if it is positive, the return payable on the securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The credit risk of The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc, and their credit ratings and their credit spreads may adversely affect the value of the securities prior to maturity, and all payments on the securities will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due.

You are dependent on The Royal Bank of Scotland plc’s ability to pay all amounts due on the securities, and therefore you are subject to the credit risk of The Royal Bank of Scotland plc and to changes in the market’s view of The Royal Bank of Scotland plc’s creditworthiness.  In addition, because the securities are unconditionally guaranteed by The Royal Bank of Scotland plc’s parent company, The Royal Bank of Scotland Group plc, you are also dependent on the credit risk of The Royal Bank of Scotland Group plc in the event that The Royal Bank of Scotland plc fails to make any payment or delivery required by the terms of the securities.  Any actual or anticipated decline in The Royal Bank of Scotland plc or The Royal Bank of Scotland Group plc’s credit ratings or any increase in their credit spreads charged by the market for taking credit risk is likely to adversely affect the value of the securities prior to maturity, and all payments on the securities will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the securities.  Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion.  However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, an improvement in our credit ratings will not necessarily increase the value of the securities and will not reduce market risk and other investment risks related to the securities.  Credit ratings (i) do not reflect market risk, which is the risk that the value of the Underlying Market Measure may rise or fall resulting in a loss of some or a significant portion of your investment, (ii) do not address the price, if any, at which the securities may be resold prior to maturity (which may be substantially less than the Original Offering Price of the securities), and (iii) are not recommendations to buy, sell or hold the securities.  See “Risk Factors—The value of the securities prior to maturity will be influenced by many unpredictable factors, and may be less than the Original Offering Price.”

Your return on the securities is entirely dependent on the performance of the Underlying Market Measure during each Observation Period.

Your return on the securities is entirely dependent on the performance of the Underlying Market Measure during the Observation Periods.  The Coupon Rate for each Observation Date depends on the calculation of the Periodic Return for such Observation Period.  You will receive the Maximum Periodic Coupon for the applicable Observation Period on the corresponding Coupon Payment Date only if the relevant Periodic Return is greater than or equal to 0%.  If the Periodic Return for the applicable Observation Period is less than 0%, the Coupon Rate for such Observation Period will be equal to the Minimum Periodic Coupon, which may be 0%.  If the Periodic Return is less than 0% during the entire term of the securities, you will receive only the Minimum Periodic Coupon during the entire term of the securities.

It is possible that you may receive below-market Coupon Payments in respect of one or more Observation Periods.

There can be no guarantee that the Coupon Payments you will receive will be greater than what other investment opportunities could provide you at any time during the term of the securities.  We have no control over a number of matters that may affect the performance of the Underlying Market Measure, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results.  You should have a view as to the performance of the Underlying Market Measure for your securities and the values of the Underlying Market Measure relative to other investment opportunities before investing, and you must be willing to forgo guaranteed market rates from other investment opportunities for the term of the securities.

It is possible that you may receive only a limited amount of Coupon Payments or, if the Minimum Periodic Coupon is 0%, no Coupon Payments in respect of one or more Observation Periods.

Since the Coupon Payments are dependent on the performance of the Underlying Market Measure, each Coupon Payment for a particular Observation Period will depend on the values of the Underlying Market Measure on the applicable Observation Dates corresponding to the beginning and the end of such Observation Period. As a result, you could receive only a limited amount of Coupon Payments or, if the Minimum Periodic Coupon is set at 0%, no Coupon Payments on one or more, or even all of the Coupon Payment Dates. We have no control over various matters, including economic, financial, and political events which may affect the value of the Underlying Market Measure.  You should have a view as to the performance of the Underlying Market Measure for your securities and the values of the Underlying Market Measure relative to other investment opportunities before investing, and you must be willing to forgo guaranteed market rates from other investment opportunities for the term of the securities.

The return on your initial investment is limited to the periodic Coupon Payments, which will not exceed the Maximum Periodic Coupon.

Your opportunity to participate in possible increases in the value of the Underlying Market Measure through an investment in the securities will be limited to the Coupon Payments at the Maximum Periodic Coupon as specified in the applicable pricing supplement.  Regardless of how much the value of the Underlying Market Measure during the term of the securities may increase from its Initial Periodic Value, the Coupon Payment for any Observation Period during the term of the securities will never exceed the product of the Original Offering Price, the Maximum Periodic Coupon and the applicable day-count fraction for such Observation Period.

The Coupon Payments may not be sufficient to offset potential losses from the Payment at Maturity.

The Coupon Payments will comprise the only return, if any, on an investment in the securities.  Because the Payment at Maturity will not exceed the Original Offering Price, and instead may be significantly less than the Original Offering Price, the Coupon Payments may not be sufficient to offset potential losses at maturity resulting from any decrease in value of the Underlying Market Measure.

The Payment at Maturity will not exceed the Original Offering Price regardless of how well the Underlying Market Measure performs from the Initial Value to the Final Value.

Unless the applicable pricing supplement provides otherwise, at maturity, (i) if the Final Value is greater than or equal to the Buffer Value, then the Payment at Maturity will equal the Original Offering Price; and if the Final Value is less than the Buffer Value, then you will be exposed to any decrease in the value of the Underlying Market Measure from the Initial Value to the Final Value on a one-for-one basis below the Buffer Value.  The Payment at Maturity will never exceed the Original Offering Price regardless of how much the value of the Underlying Market Measure may increase from the Initial Value to the Final Value.

The Payment at Maturity will depend on the Final Value, which is determined on a single valuation date, and will not depend on the performance of the Underlying Market Measure during any one or more individual Observation Periods.

The calculation agent will determine the Payment at Maturity you are entitled to receive on the securities by comparing the Final Value to the Buffer Value.  The Final Value will be determined by reference to a single value in respect of a single valuation date, as specified in the applicable pricing supplement.  As a result, the Payment at Maturity you are entitled to receive, if any, at maturity will depend on the Final Value, determined only in respect of the specified valuation date, regardless of the value of the Underlying Market Measure at the maturity date or at other times during the term of the securities, including dates near the valuation date, and will not depend on the performance of the Underlying Market Measure during any one or more individual Observation Periods.

As a result, you may receive less than the Original Offering Price of your securities, even if the value of the Underlying Market Measure increased at certain times during the term of your securities, including on one or more Observation Date(s), before decreasing to a value that is below the Buffer Value on a valuation date.  This difference could be particularly large if there is a significant increase in the value of the Underlying Market Measure after the final valuation date, if there is a significant decrease in the value of the Underlying Market Measure around the time of the final valuation date, or if there is significant volatility in the value of the Underlying Market Measure during the term of the securities (especially on dates near the final valuation date).  For example, if the value of the Underlying Market Measure increases or remains relatively constant during the initial term of the securities and then decreases below the Buffer Value, the Final Value may be significantly less than if it were calculated on an earlier date.  Under these circumstances, you may receive a lower payment at maturity than what you would have received if you had invested directly in the underlying asset(s) comprising the Underlying Market Measure.

Although we are a bank, the securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

The securities are our obligations but are not bank deposits.  In the event of our insolvency the securities will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other government agency.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange and there may be little or no secondary market for the securities.

You should be willing to hold your securities until the maturity date.  Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange; accordingly, there may be little or no secondary market for the securities and, as such, information regarding independent market pricing for the securities may be extremely limited or nonexistent.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Our affiliate has informed us that, upon completion of the offering, it intends to purchase and sell the securities from time to time in off-exchange transactions, but it is not required to do so.  If our affiliate does make such a market in the securities, it may stop doing so at any time. In addition, the total amount of the securities being offered by the applicable pricing supplement may not be purchased by investors in the offering because one or more of our affiliates may agree to purchase a part of the unsold portion of the securities offered, which may constitute up to 15% of the total aggregate amount of the securities issued.  Such affiliate or affiliates initially intend to hold the securities for investment purposes, which may affect the supply of securities available for secondary trading and therefore affect adversely the price of the securities in any secondary trading.  If a substantial portion of any securities held by our affiliates were to be offered for sale following this offering, the market price of such securities could fall, especially if secondary trading in such securities is limited or illiquid.

The value of the securities prior to maturity will be influenced by many unpredictable factors, and may be less than the Original Offering Price.

The value of the securities may move up and down between the date you purchase them and the valuation date when the calculation agent determines the Payment at Maturity you are entitled to receive on the maturity date.  As such, even if you were able to sell your securities before their maturity, numerous factors, many of which are beyond our control, will influence the value of the Underlying Market Measure, the value of the securities and the price at which you may be able to sell them, including the following:

•	the value of the Underlying Market Measure, which can fluctuate significantly;

•	the volatility (frequency and magnitude of changes) in the value of the Underlying Market Measure;

•
the dividend rate on an Underlying Stock or on securities that comprise an Underlying Equity Index or the shares of an Underlying Equity Fund, if applicable; while dividend payments, if any, on an Underlying Stock or the securities that comprise an Underlying Equity Index or the shares of an Underlying Equity Fund, as applicable, are not paid to you, such payments may have an influence on the market price of such Underlying Stock or the securities that comprise such Underlying Equity Index or shares of such Underlying Equity Fund, and therefore on the value of the Underlying Market Measure and your securities;

•	the prices of an Underlying Commodity, the exchange-traded commodity futures contracts comprising an Underlying Commodity Index or the shares of an Underlying Commodity Fund;

•	prevailing interest and yield rates in the market;

•
geopolitical conditions and economic, financial, political, regulatory, geographical, agricultural, or judicial events that affect the underlying asset(s) comprising the Underlying Market Measure, or the markets generally;

•
if the securities are linked in whole or in part to an Underlying Market Measure that includes underlying asset(s) that are traded in non-U.S. dollars, changes in, and the volatility of, the exchange rate between the U.S. dollar and the relevant non-U.S. currency or currencies in which these underlying asset(s) are traded;

•	the supply and demand for the securities in the secondary market, if any;

•	the time remaining to the maturity of the securities;

•	the occurrence of certain events affecting an Underlying Stock or Underlying Fund which may require an adjustment to the Adjustment Factor (and therefore, the Final Value); and

•	the actual or perceived creditworthiness of RBS plc, as the issuer of the securities, and RBSG, as the guarantor of RBS plc’s obligations under the securities.

These factors interrelate in complex ways, and the effect of one factor on the value of your securities may offset or enhance the effect of another factor.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity in the secondary market, if any.  If you sell your securities prior to maturity, the price at which you are able to sell your securities may be at a discount, which could be substantial, from the Original Offering Price or the price which you paid for them.  For example, assuming all other relevant factors remain constant, there may be a discount on the securities if at the time of sale the value of the Underlying Market Measure is below the Initial Value, and market interest rates rise.  Even if there is an increase in the value of the Underlying Market Measure from its Initial Value, there may be a discount on the securities due to, among other things, market expectations concerning the performance of the Underlying Market Measure before the maturity date and the time remaining to maturity of the securities.  Thus, if you sell your security before maturity, the price that you receive may be less, and may be substantially less, than the Original Offering Price or the price which you paid.

Some or all of these factors will influence the return, if any, that you receive upon maturity of the securities.  We cannot predict the future performance of the securities, the Underlying Market Measure or, if applicable, the underlying assets that comprise the Underlying Market Measure based on the historical performance of the Underlying Market Measure or, if applicable, the underlying asset(s) comprising the Underlying Market Measure.  Neither we nor RBSG nor any of our affiliates can guarantee that the value of the Underlying Market Measure will perform in a manner that will result in a Payment at Maturity equal to the Original Offering Price of the securities.  As an investor in the securities you assume the risk that as a result of the performance of the Underlying Market Measure you may not receive any return on your initial investment in the securities or that you may lose some or a significant portion of your initial investment in the securities.

In the event that the U.K. tax treatment of the securities changes in certain ways, allowing us or RBSG, as guarantor, to exercise our option to redeem the securities, as described below under “Description of the Securities—Optional Tax Redemption,” the amount of cash you will be entitled to receive upon redemption of the securities is uncertain.

We will have the option to redeem your securities if the U.K. tax treatment of the securities changes in certain ways, as described below under “Description of the Securities—Optional Tax Redemption,” including but not limited to the imposition of a withholding tax that requires us to pay Additional Amounts in respect of that tax.  We or RBSG will be required to deliver to the trustee and securities administrator a written legal opinion of independent English counsel of recognized standing, selected by us or RBSG, as applicable, in a form satisfactory to the trustee and securities administrator confirming that we or RBSG, as applicable, is entitled to exercise this right of redemption.  The amount we pay you for your securities in such redemption will be their fair market value, as calculated by the calculation agent.  The fair market value of the securities may be less than the Original Offering Price.

Prior to maturity, an increase in the value of the Underlying Market Measure may not increase the value of your securities.

Owning the securities is not the same as owning the Underlying Market Measure or a product that tracks the return on the Underlying Market Measure.  Accordingly, the value of your securities may not have a direct relationship with the value of the Underlying Market Measure, and changes in the value of the Underlying Market Measure prior to maturity may not result in a comparable change in the value of your securities.  If the value of the Underlying Market Measure increases above its Initial Value, the value of the securities prior to maturity may not increase.  It is also possible for the value of the Underlying Market Measure to increase while the value of the securities prior to maturity declines.

The value of your securities on the pricing date is less than the Original Offering Price due to the underwriting discount and our cost of hedging, both of which can be expected to be reflected in secondary market prices.

In determining the economic terms of the securities, and consequently the potential return on the securities to you, we have taken into account compensation to our affiliate, RBSSI, and other selling agents for distributing the securities, which are reflected in the underwriting discount, as well as certain costs associated with hedging our obligations under the securities.  The Original Offering Price of the securities reflects these factors.

As a result, the value of your securities on the pricing date will be less than the Original Offering Price.  Assuming no change in the value of the Underlying Market Measure, in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase securities in secondary market transactions will likely be less than the Original Offering Price by an amount reflecting both the underwriting discount and the cost of unwinding our hedge of our obligations under the securities (principally reflecting a profit component built into the price we paid for the hedge).  In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

There are potential conflicts of interest between us and our affiliates and you, and we and our affiliates may take actions that are not in your interest.

Hedging and trading activities by us or our affiliates may adversely affect your return on the securities and the value of the securities.

We and our affiliates may carry out activities that minimize our risks related to the securities.  In particular, on or prior to the date of the applicable pricing supplement, we may have hedged our anticipated exposure in connection with the securities by taking positions in the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise the Underlying Market Measure or in other instruments that we deemed appropriate in connection with such hedging.  We may enter into such hedging arrangements with or through one of our subsidiaries or affiliates.  These trading activities, however, could potentially alter the value of the Underlying Market Measure and/or the underlying asset(s) comprising the Underlying Market Measure and, therefore, the value of the securities.

We and our affiliates are likely to modify our hedge position throughout the term of the securities by purchasing and selling underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise the Underlying Market Measure, or other instruments that we deem appropriate.  We cannot give any assurance that our hedging or trading activities will not affect the value of the Underlying Market Measure or the underlying asset(s) comprising the Underlying Market Measure.  It is also possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the securities may decline.

We or one or more of our affiliates may also engage in trading the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise the Underlying Market Measure or options or futures on the Underlying Market Measure on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions.  Any of these activities could adversely affect the value of the Underlying Market Measure, the underlying asset(s) comprising the Underlying Market Measure and, therefore, the value of the securities linked to the Underlying Market Measure.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the Underlying Market Measure or the underlying asset(s) comprising the Underlying Market Measure.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could affect adversely the value of the securities.

The holding of securities by our affiliates and future sales by our affiliates could be in conflict with your interests.

Certain of our affiliates may purchase for investment a portion of the securities that has not been purchased by investors in a particular offering of securities, which initially they intend to hold for investment purposes. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.  For example, our affiliates may attempt to sell the securities that they had been holding for investment purposes at the same time that you attempt to sell your securities, which could depress the price, if any, at which you can sell your securities.  Moreover, the liquidity of the market for the securities, if any, could be substantially reduced as a result of our affiliates holding the securities.  See “—Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange and there may be little or no secondary market for the securities.”

There may be potential conflicts of interest between security holders and the calculation agent or other of our affiliates.

Our affiliate, RBSSI, will serve as the calculation agent for the securities.  RBSSI will, among other things, determine the Initial Value, the Final Value, the Starting Periodic Value, the Ending Periodic Value, the closing value of the Underlying Market Measure on any given valuation date or Observation Dates, each Periodic Return, the Reference Return, each Coupon Payment and the Payment at Maturity that you will be entitled to receive.  For example, the calculation agent may have to determine whether a Market Disruption Event affecting the Underlying Market Measure has occurred or is continuing on a day when the calculation agent will determine its value.  In addition, the calculation agent may have to make additional calculations if the Underlying Market Measure is no longer published or is liquidated, discontinued, suspended, modified, delisted or otherwise terminated.  The calculation agent will exercise its judgment when performing its functions.  Since these determinations by the calculation agent may affect the value of the securities, there may be a conflict of interest between the calculation agent’s status as our affiliate and its role as a calculation agent in making any such decision.  For a fuller description of the calculation agent’s role, see “Description of the Securities—Role of the Calculation Agent.”

Moreover, as discussed above, we and our affiliates may enter into transactions to hedge our anticipated exposure in connection with our obligations under the securities.  We and our affiliates expect to make a profit.  However, since hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  These activities may present a conflict of interest between your interest in the securities and the interests that we and our affiliates may have in these transactions or in our proprietary accounts.  These activities could affect the value of the Underlying Market Measure, and hence the value of your securities, in a manner that would be adverse to your interest as a security holder.

RBSSI and its affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the securities.  Any such reports, opinions or recommendations could affect the value of the Underlying Market Measure and therefore the value of the securities.

RBSSI and its affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities.  RBSSI and its affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the securities and RBSSI.  Any reports, opinions or recommendations expressed by RBSSI or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the securities and the Underlying Market Measure to which the securities may be linked.

We may engage in business with or involving one or more of the Underlying Companies, issuers of the securities comprising an Underlying Equity Index, shares of an Underlying Equity Fund or Target Index without regard to your interests.

We or our affiliates may presently or from time to time engage in business with the Underlying Companies, one or more of the issuers of the securities comprising an Underlying Equity Index, shares of an Underlying Equity Fund or Target Index without regard to your interests, including extending loans to, or making equity investments in, providing investment advisory services to, one or more of such issuers or their affiliates or subsidiaries, including merger and acquisition advisory services.

In the course of our business, we or our affiliates may acquire non-public information about the Underlying Companies, one or more of the issuers of the securities comprising an Underlying Equity Index, shares of an Underlying Equity Fund or Target Index.  None of us, RBSG or any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the Underlying Companies, the issuers of the securities comprising an Underlying Equity Index, shares of an Underlying Equity Fund or Target Index.  These research reports may or may not recommend that investors buy or hold the Underlying Stock, the ADS Underlying Stock, the securities comprising the Underlying Equity Index, shares of the Underlying Equity Fund or Target Index.  As a prospective purchaser of a security, you should undertake such independent investigation of the Underlying Company or Underlying Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

There is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities.

As of the date of this product supplement, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as Put Options secured by Deposits, as described in the section of this product supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Related to the Underlying Market Measure Generally

An investment in the securities is not the same as a direct investment in the Underlying Market Measure or in the underlying asset(s) that comprise the Underlying Market Measure.

An investment in the securities is not the same as a direct investment in the Underlying Market Measure or in the stocks, commodities, commodity futures contracts or other underlying assets that comprise the Underlying Market Measure.  The securities are our unsecured and unsubordinated obligations, while the value of the Underlying Market Measure is a value derived from a theoretical calculation.  The Underlying Market Measure may not be an actual portfolio of securities, and it may not be possible to make a direct investment in the Underlying Market Measure.  Investing in the securities also will not make you a holder of the stocks, commodities, commodity futures contracts or other underlying assets comprising the Underlying Market Measure, and your return, if any, on the securities will not be the same as if you actually own the stocks, commodities, commodity futures contracts or other underlying assets comprising the Underlying Market Measure.  You will not receive any payment of dividends or other distributions on any of the stocks, commodities, commodity futures contracts or any other underlying assets comprising the Underlying Market Measure.  In addition, as an investor in the securities, you will not have voting rights or any other rights with respect to the stocks, commodities, commodity futures contracts or other underlying assets that comprise the Underlying Market Measure.

Further, neither we nor RBSG nor any of our affiliates will pledge or otherwise hold any assets (including any shares of the stocks, commodities, commodity futures contracts or other underlying assets that comprise the Underlying Market Measure that we or RBSG may own) for the benefit of holders of the securities under any circumstances.  Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or RBSG, as the case may be, our assets and the assets of RBSG will be subject to the claims of our creditors or RBSG’s creditors generally and will not be available specifically for the benefit of the holders of the securities.  Moreover, the indenture governing the securities does not contain any restriction on our ability or the ability of any of our affiliates to buy, sell, pledge or otherwise convey all or any portion of any assets that we own, including any underlying asset(s) (or options or futures contracts on the underlying asset(s)) that comprise the Underlying Market Measure, as we deem appropriate.

Adjustments to the Underlying Market Measure could adversely affect the securities.

In the case of an Underlying Index or Underlying Fund, the sponsor or publisher of the Underlying Market Measure is responsible for calculating and maintaining such Underlying Market Measure.  The sponsor or publisher of the Underlying Market Measure can add, delete or substitute the underlying asset(s) of the Underlying Market Measure.  You should realize that the changing of the underlying asset(s) included in the Underlying Market Measure may affect the Underlying Market Measure, as a newly added underlying asset may perform significantly better or worse than the underlying asset(s) it replaces.  The sponsor or publisher of the Underlying Market Measure may make other methodological changes that could change the value of the Underlying Market Measure.  Additionally, a sponsor or publisher may alter, discontinue or suspend calculation or dissemination of the Underlying Market Measure.  Any of these actions could affect adversely the value of the securities.  The sponsor or publisher of the Underlying Market Measure has no obligation to consider your interests in calculating or revising such Underlying Market Measure.

If underlying asset(s) comprising the Underlying Market Measure are not traded in U.S. dollars, and their value(s) are converted into U.S. dollars for purposes of calculating the value of the Underlying Market Measure, then the securities will be subject to currency exchange rate risk.

The securities will be denominated in U.S. dollars.  If the underlying asset(s) comprising the Underlying Market Measure are traded in a currency other than U.S. dollars, and their value(s) are converted into U.S. dollars for purposes of calculating the value of the Underlying Market Measure, the holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the underlying asset(s) comprising the Underlying Market Measure trade.  An investor’s exposure to currency exchange rate risk under these circumstances will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the relevant securities of that Underlying Market Measure denominated in each such currency.  An investor will also be exposed to the volatility in the currency exchange rate fluctuation between the U.S. dollar and the relevant currency in which the securities trade.  Assuming all other relevant factors remain constant, any strengthening of the U.S. dollar against such currencies will have an adverse impact on the value of the Underlying Market Measure, and therefore reduce the Payment at Maturity.

Factors that may impact currency exchange rate movements include:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•
the extent of governmental surpluses or deficits in each relevant country for the currency in which the underlying asset(s) that comprise the Underlying Market Measure are quoted and the United States; and

•	government intervention in the currency markets, including whether a particular currency exchange trade is fixed or allowed to float.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various relevant countries for the currencies in which the underlying asset(s) that comprise the Underlying Market Measure are quoted and the United States and other countries important to international trade and finance.

Risks Related to an Underlying Stock, Underlying Equity Index or Underlying Equity Fund Generally

Unless otherwise set forth in the applicable pricing supplement, we do not control any Underlying Company, any issuer whose securities comprise an Underlying Equity Index or shares of an Underlying Equity Fund or Target Index, and we are not responsible for any of their disclosure.

We do not control any Underlying Company, any issuer whose securities comprise an Underlying Equity Index or shares of an Underlying Equity Fund or Target Index.  As a result, we will have no ability to control the actions of such issuers, including actions that could affect the value of the Underlying Stock, the ADS Underlying Stock, the securities comprising the Underlying Equity Index, shares of the Underlying Equity Fund or Target Index, and we are not responsible for the accuracy or adequacy of any of their disclosure or publicly available information about these issuers.  None of those issuers will be involved in the offering of the securities in any way, and none of them will have any obligation of any sort with respect to the securities.  As a result, none of those issuers will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

If an Underlying Company is a foreign company, or an Underlying Equity Index, Underlying Equity Fund or Target Index includes securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets.

The value of an Underlying Equity Index, shares of an Underlying Company, shares of an Underlying Equity Fund or Target Index may be computed by reference to the value of the equity securities of companies listed on various global exchanges.  Under these circumstances, the return on the securities will be affected by factors affecting the prices of securities in the relevant markets.  The relevant foreign securities may be more volatile than United States or other securities markets and may be affected by market developments in different ways than United States or other securities markets.  Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign securities markets may affect prices and the volume of trading in those markets.  Also, there is generally less publicly available information about foreign companies than about United States companies that are subject to the reporting requirements of the SEC.  Additionally, accounting, auditing and financial reporting standards and requirements in foreign countries differ from those applicable to United States reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial and social factors in those regions.  In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities or commodities markets.  Moreover, the relevant foreign economies may differ favorably or unfavorably from the United States economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Risks Related to an Underlying Commodity, an Underlying Commodity Index or an Underlying Commodity Fund Generally

The commodities or commodity futures contracts relating to an Underlying Commodity, or comprising an Underlying Commodity Index or shares of an Underlying Commodity Fund, are subject to legal and regulatory regimes that may change in ways that could adversely affect the value of the Underlying Commodity, Underlying Commodity Index or Underlying Commodity Fund and the securities.

The commodities or commodity futures contracts relating to an Underlying Commodity, or comprising an Underlying Commodity Index or shares of an Underlying Commodity Fund, are subject to extensive statutes, regulations and margin requirements.  The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such commodities or commodity futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading.  Furthermore, certain exchanges have regulations that limit the amount of fluctuations in commodity or commodity futures contract prices that may occur during a single five-minute trading period.  These limits could adversely affect the market prices of relevant commodity futures contracts and forward contracts.  The regulation of commodity transactions in the United States is subject to ongoing modification by government and judicial action.  In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general.  Any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, may have a substantial adverse effect on the value of the securities.

Additionally, in accordance with the Dodd-Frank Act, the CFTC is drafting regulations to establish limits on the amount of positions, other than bona fide hedge positions, that may be held by any person in futures contracts on certain energy and agricultural based commodities.  On October 18, 2011 the CFTC adopted limits that will apply to a party’s combined futures, options and swaps position in any one of 28 physical commodities and economically equivalent futures, options and swaps. The limits apply across affiliated and controlled entities and accounts and do not provide an exemption for financial hedging. These limits will be phased in generally beginning in 2012.  Such rules may interfere with our ability to enter into or maintain hedge positions in instruments subject to the limits, and consequently, we may decide, or be forced, to sell a portion, possibly a substantial portion, of our hedge position in such underlying commodity or futures contracts on such underlying commodity or related contracts.  Other market participants are subject to the same regulatory issues and may decide, or be required to, sell their positions in such underlying commodity or futures contracts on such underlying commodity or related contracts.  While the effect of these or other regulatory developments are difficult to predict, if this broad market selling were to occur, it would likely lead to declines, possibly significant declines, in the price of such underlying commodity or futures contracts on such underlying commodity and therefore, and could affect the value of the securities.

The securities will not be regulated by the CFTC.

The securities are our senior unsecured obligations.  The net proceeds to be received by us from the sale of the securities that are linked to an Underlying Commodity, Underlying Commodity Index or Underlying Commodity Fund will not be used to purchase or sell futures contracts relating to the Underlying Commodity, or that comprise the Underlying Commodity Index, shares of the Underlying Commodity Fund or Target Index, for the benefit of holders of the securities.  An investment in the securities does not constitute either an investment in futures contracts or in a collective investment vehicle that trades in futures contracts.  The securities do not constitute a direct or indirect investment by you in the trading of the futures contracts that comprise the Underlying Commodity Index, shares of the Underlying Commodity Fund or Target Index.  Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated as a “commodity pool operator” (a “CPO”) by the CFTC, an independent federal regulatory agency.  Because the securities are not interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade on futures exchanges, which generally may only be transacted through a person registered with the CFTC as a “futures commission merchant” (an “FCM”).  We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on regulated futures exchanges through a registered FCM.

For securities linked to an Underlying Commodity, Underlying Commodity Index, Underlying Commodity Fund or Target Index comprised of commodities or commodity futures contracts that are traded on a non-U.S. exchange, an investment in the securities will involve risks associated with the relevant non-U.S. exchange and the relevant markets that do not always apply to U.S. markets.

An Underlying Commodity Index, Underlying Commodity Fund or Target Index may include futures contracts on physical commodities on exchanges located outside the United States.  The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges.  Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system.  Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges.  Those risks include varying exchange rates, foreign exchange controls, governmental expropriation, burdensome or confiscatory taxation systems, government imposed moratoriums, and political or diplomatic events.  It may also be more costly and difficult to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in an Underlying Commodity Index, Underlying Commodity Fund or Target Index.  Examples of these risks are set forth below:

•	Underlying Commodities traded on the London Metal Exchange (the “LME”)

The securities may be linked to a commodity (e.g., aluminum, copper, lead, nickel and zinc) that is traded on the LME.  The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets.  For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts.  In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.  In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract, for weekly deliveries from the third to the sixth month following the date of such contract, and for monthly deliveries from the sixth month following the date of such contract up to 15, 27, 63 and 123 months forward (depending on the commodity) following such sixth month.  In contrast, trading on futures exchanges tends to call for delivery in stated delivery months.  As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates.  If such aberrations occur on any valuation date, the official U.S. dollar cash buyer settlement prices per metric ton of the Underlying Commodity and, consequently, the value of the securities may be adversely impacted.

•	Underlying Commodities traded on the London Bullion Market Association (the “LBMA”)

The securities may be linked to a commodity (e.g., gold and silver) that is traded on the LBMA.  The final prices of gold and silver will be determined by reference to fixing prices reported by the LBMA.  The LBMA is a self-regulatory association of bullion market participants.  Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity.  If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold and silver may be adversely affected.  The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets.  For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts.  In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

•	Underlying Commodities traded on the London Platinum and Palladium Market Association (the “LPPM”)

The securities may be linked to a commodity (e.g., platinum) that is traded on the LPPM.  The final price of platinum will be determined by reference to fixing prices reported by the LPPM.  The LPPM is a self-regulatory association of platinum and palladium market participants that is not a regulated entity.  If the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LPPM price fixings as a global benchmark for the value of platinum may be adversely affected.  The LPPM is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LPPM trading.  For example, there are no daily price limits on the LPPM which would otherwise restrict fluctuations in the prices of LPPM contracts.  In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

The prices of commodities are volatile and are affected by numerous factors that are specific to each commodity.

An Underlying Commodity, or commodities comprising an Underlying Commodity Index or Underlying Commodity Fund, may include commodities produced worldwide.  Global commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates.  In addition, prices for commodities are affected by governmental programs and policies, such as trade, fiscal and monetary issues, and political, economic, financial and social factors in their relevant markets.  Extrinsic factors such as weather, disease and natural disasters also affect commodity prices.  Demand for agricultural commodities, such as wheat, corn and soy, both for human consumption and as cattle feed, has generally increased with increases in worldwide growth and prosperity.  These factors and others may affect the price of an Underlying Commodity, the level of an Underlying Commodity Index or value of an Underlying Commodity Fund, and the value of your securities in varying ways, and different factors may cause the value of different Underlying Commodities or commodities comprising the Underlying Commodity Index or shares of the Underlying Commodity Fund, and the volatilities of their prices, to move in inconsistent directions and at inconsistent rates.

Fluctuations in the prices of the Underlying Commodity, or commodities comprising the Underlying Commodity Index or shares of the Underlying Commodity Fund, may have a material adverse effect on the value of the securities and your return on your investment in the securities.  These prices are subject to the effects of numerous factors, certain of which are specific to the market for the commodities to which your securities may be linked.  The following describes some of the factors affecting certain commodities.

•	Aluminum

The price of aluminum is affected by the global demand for and supply of aluminum, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for aluminum is influenced by the level of global industrial economic activity.  An additional component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of aluminum is also affected by current and previous price levels, transportation problems, labor strikes and shortages of power and raw materials.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Coffee

The price of coffee is affected by the global demand for and supply of coffee, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for coffee is influenced by human consumption, retail prices, social trends, lifestyle changes and market power, all of which are subject to fluctuation.  The supply of coffee is dependent on many factors including weather patterns such as floods, drought and freezing conditions, government regulation, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of coffee.  Changes in supply and demand may have an adverse effect on the price of coffee.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Copper

The price of copper is affected by the global demand for and supply of copper, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for copper is influenced by the level of global industrial economic activity.  An additional component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of copper is also affected by current and previous price levels.

•	Corn

The price of corn is affected by the global demand for, and supply of, corn.  The demand for corn is linked to the development of industrial and energy uses for corn.  The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed.  Negative developments in those industries may lessen the demand for corn.  For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease.  The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn.  The supply of corn is particularly sensitive to weather patterns in the countries of the largest suppliers of corn.

•	Crude Oil

The price of crude oil futures is affected by the global demand for and supply of crude oil, but is also influenced from time to time by speculative actions and by currency exchange rates.  Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities.  Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil.  Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions.  Demand is also influenced by government regulations, such as environmental or consumption policies.  In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargoes) or supply disruptions in major oil-producing regions of the world.  Such events tend to affect oil prices worldwide, regardless of the location of the event.  Supply for crude oil may increase or decrease depending on many factors.  These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers.  Crude oil prices are determined with significant influence by OPEC.  OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply.  In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable.  Also, sudden and dramatic changes in the futures market may occur, for example, upon the commencement or a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.  Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes).  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Gold

The price of gold is affected by the global demand for and supply of gold.  The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events.  Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold.  Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Heating Oil

The level of global industrial activity influences the demand for heating oil.  In addition, the seasonal temperatures in countries throughout the world can heavily influence the demand for heating oil.  Heating oil is generally used to fuel heat furnaces for buildings.  Heat oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

•	Lead

The price of lead is affected by the global demand for and supply of lead, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for lead is influenced by the level of global industrial economic activity.  An additional component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of lead is widely spread around the world.  The supply of lead is also affected by current and previous price levels.  A critical factor influencing supply is the environmental and regulatory regimes of the countries in which lead is mined and processed.

•	Natural Gas

Natural gas is used for residential and commercial heating and in the production of electricity.  The level of global industrial activity influences the demand for natural gas.  The demand for natural gas has also traditionally been cyclical, with higher demand during the months of winter and lower demand during the warmer summer months.  In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas.  In general, the supply of natural gas is based on competitive market forces: inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market.  Supplying natural gas in order to meet this demand, however, is dependent on a number of factors.  These factors may be broken down into two segments: those factors that affect the short term supply and general barriers to increasing supply.  In turn, factors that affect the short term supply include: the availability of skilled workers and equipment, disruptions related to permitting, well development, weather and delivery (e.g., hurricanes, labor strikes and wars).  Similarly, the other more general barriers to the increase in supply of natural gas are: access to land, the expansion of pipelines and the financial environment.  These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Nickel

The price of nickel is affected by the global demand for and supply of nickel, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for nickel is significantly influenced by the level of global industrial economic activity.  An additional component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of nickel is also affected by current and previous price levels.

•	Platinum

The price of platinum is affected by the global demand for and supply of platinum.  However, since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum.  Platinum is used in a variety of industries, including the automotive industry, the chemical industry, the electronics industry, the dental industry and the jewelry industry.

•	RBOB Gasoline

The level of global industrial activity influences the demand for non-oxygenated gasoline.  In addition, the demand has seasonal variations, which occur during "driving seasons" usually considered the summer months in North America and Europe.  Non-oxygenated gasoline is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of non-oxygenated gasoline.

•	Silver

The price of silver is affected by global demand for and supply of silver.  Silver prices can fluctuate widely and may be affected by numerous factors.  These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries.  The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals.  In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities.  From time to time, above-ground inventories of silver may also influence the market.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Soybeans

The price of soybeans is affected by the global demand for and supply of soybeans, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for soybeans is in part linked to the development of agricultural, industrial and energy uses for soybeans.  This includes the use of soybeans for the production of animal feed, vegetable oil, edible soybean oil and biodiesel, all of which may have a major impact on worldwide demand for soybeans.  In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture, including soybeans, specifically, and trade, fiscal and monetary issues, more generally.  Extrinsic factors also affect soybean prices such as crop yields, natural disasters, pestilence, wars and political and civil upheavals.  The supply of soybeans is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of soybeans.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Wheat

The price of wheat is affected by the global demand for and supply of wheat, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for wheat is in part linked to the development of agricultural, industrial and energy uses for wheat including the use of wheat for the production of animal feed and bioethanol which may have a major impact on worldwide demand for wheat.  In addition, prices for wheat are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, energy and fiscal and monetary issues, more generally, and human consumption and alternative uses for wheat and other grains in manufacturing and other industries.  Wheat prices may also be influenced by or dependent on subsidies, tariffs, retail prices, social trends, lifestyle changes and market power.  Wheat prices are also affected by extrinsic factors such as natural disasters, pestilence, wars and political and civil upheavals.  The supply of wheat is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of wheat.  It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Zinc

The price of zinc is affected by the global demand for and supply of zinc, but is also influenced from time to time by speculative actions and by currency exchange rates.  Demand for zinc is influenced by the level of global industrial economic activity.  An additional component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels.  The supply of zinc is also affected by current and previous price levels.

The primary exchange or organized market for trading of an Underlying Commodity has no obligation to consider your interests.

The primary exchange or organized market for trading of an Underlying Commodity is responsible for calculating the official settlement price or fixing level, as applicable, for the Underlying Commodity.  The primary exchange or organized market for trading may alter, discontinue or suspend calculation or dissemination of the official settlement price or fixing level, as applicable, for the Underlying Commodity.  Any of these actions could adversely affect the value of the securities.  The exchange or market has no obligation to consider your interests in calculating or revising the official settlement price or fixing level, as applicable, for the Underlying Commodity.

Commodity prices may change unpredictably, can be extremely volatile, and can affect the value of the securities in unforeseeable ways.

Fluctuations in commodity prices may have a material adverse effect on the value of the securities and your return on an investment in the securities.  Trading in commodities and commodity futures contracts is speculative and can be extremely volatile.  The prices of commodities can fluctuate rapidly and are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies.  Many commodities are also highly cyclical.  These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities to move in inconsistent directions at inconsistent rates.  This, in turn, may affect the value of the securities.  It is not possible to predict the aggregate effect of all or any combination of these factors.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.  In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day.  These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a different price.  Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.  These circumstances could adversely affect the price of an Underlying Commodity, level of an Underlying Commodity Index or value of an Underlying Commodity Fund, as applicable, and, therefore, the value of the securities.

An Underlying Commodity Index or Target Index may be a rolling index, and future prices of the commodities that are different relative to their current prices may adversely affect the value of the securities.

An Underlying Commodity Index or Target Index is comprised of commodity futures contracts.  Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity.  As the futures contracts that comprise the Underlying Commodity Index or Target Index approach expiration, they are replaced by contracts that have a later expiration.  Thus, for example, a contract purchased and held in August may specify an October expiration.  As time passes, the contract expiring in October is replaced by a contract for delivery in a later month (e.g., November).  This process is referred to as “rolling.”  If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield” which might create a profit for the purchase of the contracts.  While certain commodities contracts included in an Underlying Commodity Index or Target Index may have historically exhibited consistent periods of backwardation, backwardation will likely not exist at all times with respect to any commodity.  Certain commodities futures contracts included in an Underlying Commodity Index or Target Index may have historically traded in “contango” markets.  Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months.  The absence of backwardation in the commodity markets could result in negative “roll yields,” which might create a loss for the purchase of the contracts and could adversely affect the value of the Underlying Commodity Index or Target Index.  There can be no assurance, however, that backwardation or roll yields will exist in any particular commodity at any time during the term of the securities.

An Underlying Commodity Index or a Target Index comprised of commodity futures contracts may be an excess return index and not a total return index.

An Underlying Commodity Index or a commodity Target Index may be an excess return index and not a total return index.  An excess return index reflects the returns that are potentially available through an investment in the commodity futures contracts that comprise the index.  By contrast, a total return index, in addition to reflecting such returns, also reflects interest that could be earned on cash collateral.  An excess return index does not include this total return feature.  In addition, the term “excess return” is not intended to suggest that the performance of an excess return index at any time or the return on your securities will be positive or that such excess return index is designed to exceed a particular benchmark.

Risks Related to an Underlying Stock

There may be limited anti-dilution protection for securities linked to an Underlying Stock.

The calculation agent, RBSSI, which is our affiliate, will adjust the Final Value for certain events affecting the shares of an Underlying Stock, such as stock splits and other corporate actions.  The calculation agent is not required to make an adjustment for every corporate action that affects the shares of an Underlying Stock.  For example, the calculation agent is not required to make any adjustments if an Underlying Company or anyone else makes a partial tender or partial exchange offer for shares of the Underlying Stock.  If an event occurs that does not require the calculation agent to adjust the amount of shares of the Underlying Stock payable at maturity, the value of the securities may be materially and adversely affected.

For securities linked to the performance of ADSs, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a security that is linked to ADSs, which are quoted and traded in U.S. dollars, representing shares of an ADS Underlying Stock that is quoted and traded in a foreign currency.  The ADSs may trade differently from the ADS Underlying Stock.  In recent years, exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future.  These risks generally depend on economic and political events over which we have no control.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities.  Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the ADS Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADSs, which may consequently affect the value of the securities.

For securities linked to the performance of ADSs, governmental actions or regulatory controls or taxes relating to exchange rates may affect your investment.

Foreign exchange rates can either float or be fixed by sovereign governments.  Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other.  However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies.  Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency.  These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.  As a consequence, these government actions could adversely affect an investment in a security that is linked to ADSs, which is quoted and traded in U.S. dollars, representing an ADS Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that floating exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.  You will bear those risks.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company underlying the ADSs.

If your security is linked to the performance of an ADS, you should be aware that your security is linked to the price of the ADSs and not the ADS Underlying Stock, and there exist important differences between the rights of holders of ADSs and the ADS Underlying Stock.  Each ADS is a security evidenced by American Depositary Receipts that represent a specified number of shares of common stock of a foreign issuer.  Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer.  For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs.  Any such differences between the rights of holders of the ADSs and holders of the ADS Underlying Stock may be significant and may materially and adversely affect the value of the securities.

In some circumstances, the payment you receive at maturity on the securities may be based on the common stock of another company and not the common stock of the Underlying Company.

Following certain corporate events, such as a merger or acquisition, relating to an Underlying Stock or an ADS Underlying Stock where the Underlying Company is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the Underlying Company or any cash or any other assets distributed to holders of the Underlying Stock or the ADS Underlying Stock in such corporate event.  The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities.  We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “Description of the Securities—Adjustment Events for Underlying Stocks and Underlying Funds.”

Risks Related to Underlying Funds Generally

There may be limited anti-dilution protection for securities linked to an Underlying Fund.

The calculation agent, RBSSI, which is our affiliate, will adjust the Final Value for certain events affecting the shares of an Underlying Fund, such as splits and other corporate actions.  The calculation agent is not required to make an adjustment for every corporate action that affects the shares of an Underlying Fund.  If an event occurs that does not require the calculation agent to adjust the amount of shares of the Underlying Fund payable at maturity, the value of the securities may be materially and adversely affected.

The policies of the investment adviser for an Underlying Fund could affect the value of the securities.

The policies of the investment adviser concerning the calculation of an Underlying Fund’s net asset value, additions, deletions or substitutions of stocks, commodities or commodity futures contracts held by the Underlying Fund, and the manner in which changes affecting the stocks, commodities or commodity futures contracts held by the Underlying Fund are reflected in the net asset value of the Underlying Fund, could affect the market price of the shares of the Underlying Fund and, therefore, affect the value of the securities.  The value of the securities could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the Underlying Fund’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the Underlying Fund’s net asset value, in which case it may become difficult to determine the value of the securities.

There are risks associated with the specific Underlying Fund to which your securities are linked.

An Underlying Fund may have limited operating history.  Even if the shares of an Underlying Fund are listed for trading and a number of similar products have been traded for varying periods of time on various securities exchanges, you cannot be certain that an active trading market will continue for the shares of the Underlying Fund or that there will be liquidity in the trading market.  The Underlying Fund is also subject to management risk, which is the risk that the investment strategy of the Underlying Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results.  You should carefully consider the risks related to the Underlying Fund before investing in securities linked to it.

An Underlying Fund may not always be able exactly to replicate the performance of the Target Index.

It is possible that an Underlying Fund may not fully replicate the performance of the Target Index due to the temporary unavailability of certain index securities, commodities or commodity futures contracts in the secondary market or due to other extraordinary circumstances.  In addition, an Underlying Fund is not able to replicate exactly the performance of the Target Index because the Target Index is a theoretical calculation while the Underlying Fund is an actual portfolio of stocks, commodities or commodity futures contracts.

The return of an Underlying Fund will be reduced by its expense ratio.

The return generated by an Underlying Fund will be reduced by its expenses and transaction costs, often referred to as its expense ratio, that are incurred in buying and selling shares, commodities or futures contracts held by the Underlying Fund.  Some exchange-traded funds will have higher expense ratios than others that replicate similar investment strategies.  You should note the expense ratio of the Underlying Fund when considering an investment in securities linked to it.  For securities linked to an Underlying Fund or to a Basket that includes an Underlying Fund, the expense ratio may adversely affect the value of the securities.

Risks Related to an Underlying Currency Pair

The securities are subject to currency exchange risk.

Fluctuations in the exchange rate of an Underlying Currency Pair will affect the value of the securities.  The exchange rate of an Underlying Currency Pair is the result of the supply of, and the demand for, those currencies, and the interaction of many factors that directly or indirectly affect the economic and political conditions in the countries relating to the Underlying Currency Pair, including economic and political developments in other countries.  Of particular importance to potential currency exchange risk are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in the countries relating to the Underlying Currency Pair.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries, including the countries relating to the Underlying Currency Pair and other countries important to international trade and finance.

An investment in the securities is not the same as a direct investment in any currency.

An investment in the securities is not the same as a direct investment in any currency.  This is due both to the method of calculating your payment at maturity and to the fact that the spot rate reflected in the Underlying Currency Pair is based on a single point in time and therefore does not necessarily reflect rates at which an actual transaction has occurred.  Consequently, the return on the securities could be less than a direct investment in the Reference Currency relative to the Base Currency.

The liquidity, trading value and amounts payable under the securities could be affected by the actions of the governments of the originating nations of the currencies in the Underlying Currency Pair.

Foreign exchange rates can either be fixed by sovereign governments or floating.  Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies.  However, governments do not always allow their currencies to float freely in response to economic forces.  Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies.  They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the securities is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders.  Unless such an event constitutes a Market Disruption Event, there will be no adjustment or change in the terms of the securities in the event that floating exchange rates should become fixed, in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, in the event of the issuance of a replacement currency, or in the event of other developments affecting the currencies in the Underlying Currency Pair (except for the limited instance of the issuance of a replacement currency, as more fully described below in the section entitled “Description of the Securities—Discontinuation or Modification of the Underlying Market Measure—Underlying Currency Pairs”).

Global financial crisis can be expected to heighten currency exchange risks.

In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments the currencies of which are major world currencies, have recently made, and may be expected to continue to make, significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the exchange rates of the currencies within the Underlying Currency Pair.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the securities.

Even though the currencies comprising an Underlying Currency Pair are traded around-the-clock, the securities will not be so traded.

The interbank market in foreign currencies is a global, around-the-clock market.  Therefore, the hours of trading for the securities, if any trading market develops, will not conform to the hours during which the currencies comprising an Underlying Currency Pair are traded.  To the extent that U.S. markets are closed while markets for other currencies remain open, significant price and rate movements may take place in the foreign exchange markets that will not be reflected immediately in the price of the securities.  The possibility of these movements should be taken into account in relating the value of the securities to those in the U.S. foreign exchange markets.

The absence of last-sale and other information about the currencies in the Underlying Currency Pair may affect the value of the securities.

There is no systematic reporting of last-sale information for foreign currencies.  Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the exchange rates used to calculate the Periodic Return or the Reference Return and therefore the Coupon Payments or the Payment at Maturity, if any, and the value of the securities.  There is no regulatory requirement that those quotations be firm or revised on a timely basis.  The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, certain relevant information relating to the originating countries of the currencies in the Underlying Currency Pair may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments.  Prospective purchasers of the securities should be aware of the possible lack of availability of important information that can affect the value of the currencies in the Underlying Currency Pair and must be prepared to make special efforts to obtain that information on a timely basis.

Suspension or disruptions of market trading in currencies comprising the Underlying Currency Pair may adversely affect the value of the securities.

The currencies markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators.  These circumstances could adversely affect the Underlying Currency Pair and, therefore, the value of the securities.

Risks Related to a Basket

The Basket Components may not be equally weighted.

The Basket Components may have a different weight in determining the return of the Basket, depending on the component weight specified in the applicable pricing supplement.  For example, the applicable pricing supplement may specify that the component weight for Component A, Component B and Component C are 50%, 30% and 20%, respectively.  One consequence of such an unequal weighting of the Basket Components is that the same percentage change in the component return of two of the Basket Components may have different effects on the Periodic Return in determining a Coupon Rate for an Observation Period or the Reference Return in determining the Payment at Maturity.  For example, if the component weight for Component A is greater than the component weight for Component

B, a 5% decrease in Component A will have a greater effect on the Periodic Return in determining a Coupon Rate for an Observation Period or the Reference Return in determining the Payment at Maturity than a 5% decrease in Component B.

Changes in the value of the Basket Components may offset each other.

Price movements in the Basket Components may not correlate with each other.  At a time when the value of one or more of the Basket Components increases, the value of the other Basket Components may not increase as much or may even decline.  Therefore, in calculating the Periodic Return in determining a Coupon Rate for an Observation Period or the Reference Return in determining the Payment at Maturity, increases in the value of one or more of the Basket Components may be moderated, or more than offset, by lesser increases or declines in the value of the other Basket Components, particularly if the Basket Components that appreciate are of relatively low weight in the Basket.  You assume the risk that the Periodic Return in determining a Coupon Rate for an Observation Period or the Reference Return in determining the Payment at Maturity may not be positive, which means that you may lose some or a significant portion of your investment in the securities if the Reference Return is negative.

You may not be able to rely on the Basket as a means of diversification in the equity, commodity or currency markets.  For example, if one Basket Component is more heavily weighted than other Basket Components or if Basket Components representing one industry are more heavily weighted than other Basket Components, the Basket may be particularly sensitive to the performance of such Basket Component or such industry.  In this situation, your return may be adversely affected by a decline in one or more Basket Components and, you may lose some or a significant portion of your investment in the securities if the Reference Return is negative.

If the Basket Components are from the same industry or sector, prices may correlate with each other.

If all of the Basket Components are from the same industry or sector, it is often, but not always, the case that prices of stocks in the same industry or sector may move up or down in a similar pattern due to macroeconomic factors affecting that industry or sector.  This phenomenon is referred to as “correlation.”  For example, a Basket of ten Underlying Stocks in the same industry or sector is likely to result in correlation between the ten Underlying Stocks, and it is possible that correlation will be detrimental to you since the prices of all ten Underlying Stocks may decline at the same time.  This is impossible to predict.

Other risks related to the Underlying Market Measure.

The applicable pricing supplement may set forth additional risk factors applicable to the Underlying Market Measure to which your securities are linked.  You should review these risks before purchasing the securities.

PUBLIC INFORMATION REGARDING AN UNDERLYING COMPANY OR UNDERLYING FUND

In the applicable pricing supplement, we will provide summary information regarding an Underlying Company or Underlying Fund, as applicable, based on its publicly available documents.  We take no responsibility for the accuracy or completeness of such information.

The shares of an Underlying Company or Underlying Fund are registered under the Exchange Act.  Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC.  In addition, registered investment companies that manage exchange-traded funds are required to provide or file periodically certain financial and other information specified by the SEC pursuant to the Exchange Act and the Investment Company Act of 1940, as amended.  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Copies of this material can also be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC.  The address of the SEC’s website is http://www.sec.gov.  Information provided to or filed with the SEC by an Underlying Company or Underlying Fund, as applicable, pursuant to the Exchange Act can be located by reference to the relevant SEC file number for such Underlying Company or Underlying Fund, as applicable.

In addition, information regarding an Underlying Company or Underlying Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such reports.

This product supplement and the applicable pricing supplement relate only to the securities offered by us and do not relate to any Underlying Stock, ADS Underlying Stock, or other securities of an Underlying Company or to an Underlying Fund.  We will derive all disclosures contained in the applicable pricing supplement regarding an Underlying Company or Underlying Fund from the publicly available documents described above.  Neither we nor RBSSI have participated in the preparation of such documents or made any due diligence inquiry with respect to any Underlying Company or Underlying Fund in connection with the offering of the securities.  Neither we nor RBSSI make any representation that such publicly available documents or any other publicly available information regarding an Underlying Company or Underlying Fund are accurate or complete.  Furthermore, neither we nor RBSSI can give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of an Underlying Stock, ADS Underlying Stock, or shares of an Underlying Fund (and therefore the initial price) have been publicly disclosed by the Underlying Company or Underlying Fund.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning an Underlying Company or Underlying Fund could affect the payment, if any, you will receive on each Coupon Payment Date and the maturity date with respect to the securities and therefore the value of the securities.

Neither we nor RBSSI nor any of our affiliates makes any representation to you as to the performance of any Underlying Stock, ADS Underlying Stock, or Underlying Fund.

We and/or our affiliates may presently or from time to time engage in business with an Underlying Company, an Underlying Fund or the issuers of the securities, stocks or underlying assets comprising an Underlying Fund, as applicable, including extending loans to, or making equity investments in, or providing advisory services to such companies, including merger and acquisition advisory services.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to such companies and, in addition, one or more of our affiliates may publish research reports with respect to such companies.  Neither we nor any of our affiliates undertakes to disclose any non-public information with respect to such companies to you.  The statements in the two preceding sentences are not intended to affect the rights of holders of the securities under the securities laws.  As a prospective purchaser of a security, you should undertake such independent investigation of the Underlying Company or Underlying Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates to hedge our obligations under the securities.  The cost of hedging includes the projected profit that we or our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the value of the Underlying Market Measure), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Underlying Market Measure or any underlying asset comprising the Underlying Market Measure.  In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future.  Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

DESCRIPTION OF THE SECURITIES

General

In this section, references to “holders” mean those who own the securities registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in the securities registered in street name or in the securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary.  Owners of beneficial interests in the securities should read the section “—Forms of Securities” below and “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus dated September 28, 2012.

The securities are described in the prospectus, which also contains a detailed summary of additional provisions of the securities and of the amended and restated indenture dated as of August 13, 2010 (the “original indenture”), among us, as issuer, RBSG, as guarantor, and The Bank of New York Mellon, acting through its London Branch, as original trustee, as supplemented by a first supplemental indenture dated as of August 25, 2010 (the “first supplemental indenture”), among us, as issuer, RBSG, as guarantor, The Bank of New York Mellon, acting through its London Branch, as original trustee, Wilmington Trust Company, as trustee, and Citibank, N.A., as securities administrator, and a third supplemental indenture dated as of September 27, 2011 (the “third supplemental indenture”) among us, as issuer, RBSG, as guarantor, and Wilmington Trust Company, as trustee, under which the securities will be issued (the original indenture, as supplemented by the first supplemental indenture and the third supplemental indenture, and as may be further supplemented or amended from time to time, collectively, the “indenture”).  The following description of the securities supplements the description of the indenture and the general terms and provisions of the securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus.  These documents should be read in connection with the applicable pricing supplement.  Pursuant to an administration agreement dated as of August 25, 2010 (the “administration agreement”), among us, RBSG, Wilmington Trust Company, and Citibank, N.A., the securities administrator will be the authenticating agent, paying agent, securities registrar and transfer agent for the securities.  The securities issued under the indenture will constitute a single series under the indenture, together with any securities that we may issue in the future under the indenture that we designate as being part of that series.

The aggregate principal amount of each series of the securities will be set forth in the applicable pricing supplement.  The securities will mature on the date set forth in the applicable pricing supplement.

The securities are not principal protected.

Prior to the applicable maturity date, the securities are not redeemable at our option or repayable at the option of any holder except as described under “—Optional Tax Redemption.”  The securities are not subject to any sinking fund.

The CUSIP number for each series of the securities will be set forth in the applicable pricing supplement.  You may transfer the securities only in whole denominations.

Denomination

We will offer the securities in denominations of the Original Offering Price or in integral multiples thereof.  Any securities of a series offered after such series’ initial offering may be issued at a price higher or lower than the Original Offering Price, based on the indicative value of the securities at that time.  However, regardless of the issue price of any securities, the par value of all securities will be the Original Offering Price or integral multiples thereof.

Ranking

The securities will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations save for those preferred by mandatory provision of law.  The indenture does not limit the amount of additional indebtedness that we may incur.

Guarantee

The Royal Bank of Scotland Group plc, which we refer to as RBSG, will fully and unconditionally guarantee payment in full to the holders of the securities.  The guarantee is set forth in, and forms a part of, the indenture under which the securities will be issued.  If, for any reason, we do not make any required payment in respect of the securities when due, RBSG, as the guarantor thereof, will cause the payment to be made to or to the order of the applicable paying agent on behalf of the trustee.  The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing us or any other person or entity.  The guarantees will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other present and future unsecured and unsubordinated obligations.  RBSG may, without the consent of the holders of the securities, assume all of our rights and obligations under the securities and upon such assumption, we will be released from our liabilities with respect to the indenture and the securities.  An assumption of our obligations under the securities might be deemed for U.S. federal income tax purposes to be an exchange of the securities for new securities by each beneficial owner, resulting in the recognition of taxable gain or loss and possibly other adverse tax consequences.  You should consult your tax adviser regarding the U.S. federal, state and local income tax consequences of an assumption.  Any payment in respect of the securities, including any repayment of your investment, will be subject to the credit risk of us and RBSG.

Listing

Unless provided for in the applicable pricing supplement, the securities will not be listed on any securities exchange or quotation system.

Coupon Payments

Subject to our credit risk as issuer of the securities, and the credit risk of RBSG, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, we will pay a periodic cash coupon per security (each, a “Coupon Payment”) based on the Periodic Return (as defined below) of the Underlying Market Measure during each Observation Period (as defined below).

Unless otherwise specified in the applicable pricing supplement, each Coupon Payment will be paid periodically in arrears and will equal:

Original Offering Price × Coupon Rate × (day-count fraction for each Observation Period),

where the “day-count fraction” will be the number of days in such Observation Period (calculated on the basis of a 360-day year of twelve 30-day months) divided by 360, unless otherwise specified in the applicable pricing supplement.  The Coupon Payment will be payable on the relevant Coupon Payment Date for such Observation Period.

Each “Observation Period” will commence on, and will include, an Observation Date and will extend to, and will include, the immediately succeeding Observation Date.  Each “Observation Date” will be a single valuation date (as defined below) as specified in the applicable pricing supplement.  Unless otherwise specified in the applicable pricing supplement, the first Observation Date will be the pricing date for the securities and the final Observation Date will be the final valuation date for purposes of determining the Final Value for the securities.

For each Observation Period, the “Periodic Return” measures the increase or decrease in the value of the Underlying Market Measure from the Starting Periodic Value, determined on the applicable Observation Date corresponding to the beginning of such Observation Period, to the Ending Periodic Value, determined on the applicable Observation Date corresponding to the end of such Observation Period, and

(a)	the Periodic Return (expressed as a percentage) for any Underlying Market Measure (other than the Underlying Currency Pair) will be equal to:

(b)	the Periodic Return (expressed as a percentage) for the Underlying Currency Pair will be determined by the calculation agent using one of the following formulas:

The applicable formula will depend upon market convention for quoting the actual exchange rate of the Reference Currency and the Base Currency, and the terms of the applicable securities and will be set forth in the applicable pricing supplement.  Unless otherwise set forth in the applicable pricing supplement, the formulas in (1) and (2) above will result in the Periodic Return being negative when the value of the Reference Currency appreciates relative to the Base Currency, and being positive when the value of the Reference Currency depreciates relative to the Base Currency.  Unless otherwise set forth in the applicable pricing supplement, the formulas in (3) and (4) above will result in the Periodic Return being positive when the value of the Reference Currency appreciates relative to the Base Currency, and being negative when the value of the Reference Currency depreciates relative to the Base Currency.

The “Coupon Rate” for an Observation Period will depend on the performance of the Underlying Market Measure during the Observation Period, and will be either the Maximum Periodic Coupon or the Minimum Periodic Coupon, determined as described below.  Unless otherwise specified in the applicable pricing supplement:

(i)
If the Ending Periodic Value is greater than or equal to the Starting Periodic Value (i.e., the Periodic Return for an Observation Period is greater than or equal to 0%), then the Coupon Rate for such Observation Period will be a percentage equal to a fixed maximum percentage per annum specified in the applicable pricing supplement (the “Maximum Periodic Coupon”); and

(ii)
if the Ending Periodic Value is less than the Starting Periodic Value (i.e., the Periodic Return for an Observation Period is less than 0%), then the Coupon Rate for such Observation Period will be a percentage equal to a fixed minimum percentage per annum specified in the applicable pricing supplement (the “Minimum Periodic Coupon”); provided that the Coupon Rate will not be less than 0%.

Coupon Payments will accrue from and including the issuance date of the securities to but excluding the maturity date.  Coupon Payments will be paid in arrears on each Coupon Payment Date to but excluding the maturity date.  Coupon Payments will be payable to the person in whose name a security is registered at the close of business on the record date before each Coupon Payment Date.  Coupon Payments payable at maturity will be payable to the person to whom principal is payable, and the paying agent will make the Coupon Payment on the maturity date, whether or not that date is a Coupon Payment Date.  Unless otherwise set forth in the applicable pricing supplement, the “record date” for a Coupon Payment Date is the date that is 15 calendar days prior to that Coupon Payment Date, whether or not that date is a business day.

The “Coupon Payment Dates” will be as specified in the applicable pricing supplement, provided that if a scheduled Coupon Payment Date is not a business day, then the applicable Coupon Payment will be made on the next succeeding business day following such scheduled Coupon Payment Date; provided further that the final Coupon Payment Date will be the maturity date, in each case subject to postponement herein and under “—Market Disruption Events” below, and no interest will accrue or be payable as a result of the delayed payment.  If, due to a Market Disruption Event or otherwise, an Observation Date is postponed so that it falls less than three business days prior to the applicable scheduled Coupon Payment Date, such Coupon Payment Date will be postponed to the third business day following such Observation Date, as postponed, and the applicable Coupon Payment will be made on such Coupon Payment Date, as postponed, with the same force and effect as if such Coupon Payment Date had not been postponed, and no interest will accrue or be payable as a result of the delayed payment. If the maturity date is postponed as the result of a Market Disruption Event, the final Coupon Payment due on the maturity date will be made on the maturity date as postponed, with the same force and effect as if the maturity date had not been postponed, and no interest will accrue or be payable as a result of the delayed payment. If any Coupon Payment Date or the maturity date is not a business day, the payment will be made with the same force and effect on the next succeeding business day, and no interest will accrue as a result of the delayed payment.

Coupon Payments will be payable to the person in whose name a security is registered at the close of business on the regular record date before the relevant Coupon Payment Date.  Any Coupon Payment that is payable at maturity will be payable to the person to whom the Payment at Maturity is payable, and the paying agent will make the Coupon Payment on the maturity date whether or not that date is a Coupon Payment Date.

Coupon Payments may be payable annually, semi-annually, quarterly, monthly, or at such other intervals as set forth in the applicable pricing supplement.  Depending on the frequency of Coupon Payments that may be payable, the applicable pricing supplement may refer to the relevant Periodic Return, Starting Periodic Value, Ending Periodic Value, Maximum Periodic Coupon and Minimum Periodic Coupon defined herein as the “Annual Return,” “Starting Annual Value,” “Ending Annual Value,” “Maximum Annual Coupon” and “Minimum Annual Coupon,” or the “Semi-Annual Return,” “Starting Semi-Annual Value,” “Ending Semi-Annual Value,” “Maximum Semi-Annual Coupon” and “Minimum Semi-Annual Coupon,” or the “Quarterly Return,” “Starting Quarterly Value,” “Ending Quarterly Value,” “Maximum Quarterly Coupon” and “Minimum Quarterly Coupon,” or the “Monthly Return,” “Starting Monthly Value,” “Ending Monthly Value,” “Maximum Monthly Coupon” and “Minimum Monthly Coupon,” or the return, values and coupons based on such other interval, as the case may be.

Payment at Maturity

In addition to the final Coupon Payment, if any, at maturity, subject to our credit risk as issuer of the securities, and the credit risk of RBSG, as the guarantor of our obligations under the securities, and unless the applicable pricing supplement provides otherwise, you will be entitled to receive a cash payment per security (the “Payment at Maturity”) that you hold, denominated in U.S. dollars.

Unless the applicable pricing supplement provides otherwise, the Payment at Maturity that you will be entitled to receive will be calculated as follows:

•	If the Final Value is greater than or equal to the Buffer Value, then the Payment at Maturity will equal the Original Offering Price.

•
If the Final Value is less than the Buffer Value (that is, the Underlying Market Measure has decreased from the Initial Value to the Final Value by a percentage that is more than the Buffer Amount), then the Payment at Maturity will equal:

“Reference Return” measures the increase or decrease in the value of the Underlying Market Measure from the Initial Value to the Final Value and,

(a)	the Reference Return (expressed as a percentage) for any Underlying Market Measure (other than the Underlying Currency Pair) will be equal to:

(b)	the Reference Return (expressed as a percentage) for the Underlying Currency Pair will be determined by the calculation agent using one of the following formulas:

The applicable formula will depend upon market convention for quoting the actual exchange rate of the Reference Currency and the Base Currency, and the terms of the applicable securities and will be set forth in the applicable pricing supplement.  Unless otherwise set forth in the applicable pricing supplement, the formulas in (1) and (2) above will result in the Reference Return being negative when the value of the Reference Currency appreciates relative to the Base Currency, and being positive when the value of the Reference Currency depreciates relative to the Base Currency.  Unless otherwise set forth in the applicable pricing supplement, the formulas in (3) and (4) above will result in the Reference Return being positive when the value of the Reference Currency appreciates relative to the Base Currency, and being negative when the value of the Reference Currency depreciates relative to the Base Currency.

The “Buffer Value” will be a specified value of the Underlying Market Measure that is less than the Initial Value of the Underlying Market Measure, and the “Buffer Amount” will be a specified percentage decrease from the Initial Value of the Underlying Market Measure, each as set forth in the applicable pricing supplement.

The Initial Value, the Starting Periodic Value, the Final Value and the Ending Periodic Value

When we refer to the value of the Underlying Market Measure in this product supplement, we mean the level of an index, the price of the shares of common stock of an issuer, the price of the shares of an exchange-traded fund, the currency exchange rate for specific currencies, or the rate of a statistical or numerical measure of economic or financial performance, in each case as specified in the applicable pricing supplement.

Initial Value and Starting Periodic Value

Underlying Stocks, Underlying Equity Indices, Underlying Funds and Underlying Currency Pairs

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” and the initial “Starting Periodic Value” for an Underlying Market Measure that is one or more Underlying Stocks, Underlying Equity Indices, Underlying Funds or Underlying Currency Pairs, will equal the closing level of the Underlying Equity Index, the closing price of the Underlying Stock or shares of the Underlying Fund or, for the Underlying Currency Pair, the currency exchange rate of the Reference Currency relative to the Base Currency, at a specific time on the pricing date, or for each Starting Periodic Value subsequent to the initial Starting Periodic Value, the closing level of the Underlying Equity Index, the closing price of the Underlying Stock or shares of the Underlying Fund or, for the Underlying Currency Pair, the currency exchange rate of the Reference Currency relative to the Base Currency at a specific time on the applicable Observation Date corresponding to the beginning of an Observation Period and, in each case, as determined by the calculation agent.

The “closing price” per share of an Underlying Stock or an Underlying Fund on a given day means:

(a)
If the Underlying Market Measure is listed or admitted to trading on a national securities exchange in the United States that is registered under the Exchange Act (“registered national securities exchange”), the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session).  If the last reported sale price is not available pursuant to the preceding sentence, then the “closing price” means the last reported sale price of the principal trading session on the OTC Bulletin Board Service (including its successor, if any, the “OTC Bulletin Board”) operated by the FINRA on that day.

(b)
If the Underlying Market Measure is not listed or admitted to trading on a registered national securities exchange, but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on that day.

If a Market Disruption Event (as defined below) occurs with respect to such Underlying Stock or shares of such Underlying Fund, or if the last reported sale price is not available pursuant to paragraph (a) or (b) above, then the “closing price” means the arithmetic mean, as determined by the calculation agent, of the bid prices on that day from as many dealers in such Underlying Stock or shares of such Underlying Fund, but not exceeding three, as will make such bid prices available to the calculation agent on that day.  Bids of RBS Securities Inc. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the closing price will be determined by the calculation agent in its sole discretion, acting in good faith, taking into account any information that it deems relevant.

Underlying Commodities and Underlying Commodity Indices

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” and the initial “Starting Periodic Value” for an Underlying Market Measure that are Underlying Commodities or one or more Underlying Commodity Indices, will equal the price or value of the Underlying Commodity or the closing level of the Underlying Commodity Index on the pricing date, or for each Starting Periodic Value subsequent to the initial Starting Periodic Value, the price or value of the Underlying Commodity or the closing level of the Underlying Commodity Index on the applicable Observation Date corresponding to the beginning of an Observation Period, in each case, as determined by the calculation agent; provided that if a Market Disruption Event (as defined below) occurs or is continuing on the pricing date or any Observation Date corresponding to the beginning of an Observation Period, as the case may be, the calculation agent will establish a starting value for the Underlying Market Measure (the “Preliminary Value”) and the “Initial Value” or the “Starting Periodic Value,” as the case may be, for the Underlying Market Measure using the following methodology:

(a)
With respect to each commodity or futures contract, the value of which is tracked by the Underlying Market Measure and which is not affected by a Market Disruption Event (an “Unaffected Commodity Component”), the Preliminary Value and the Initial Value or the Starting Periodic Value, as the case may be, will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(b)
With respect to each commodity or futures contract, the value of which is tracked by the Underlying Market Measure and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

(1)
The calculation agent will establish the Preliminary Value on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date.

(2)
The calculation agent will adjust the Preliminary Value for purposes of determining the Initial Value or the Starting Periodic Value, as the case may be, based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event has occurred or is continuing with respect to such Affected Commodity Component.  In the event that a Market Disruption Event has occurred or is continuing with respect to any Affected Commodity Component on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York City on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Commodity Component used to determine the Initial Value in a manner that the calculation agent considers commercially reasonable under the circumstances.

(3)
The final pricing supplement will set forth the Preliminary Value, a brief statement of the facts relating to the establishment of the Preliminary Value (including a description of the relevant Market Disruption Event(s)), and the Initial Value or the Starting Periodic Value, as the case may be.

The calculation agent will determine the Preliminary Value by reference to the exchange published settlement prices or other prices determined in clauses (a) and (b) above using the then current method for calculating the Underlying Market Measure.  The exchange on which a commodity or futures contract, the value of which is tracked by the Underlying Market Measure, is traded for purposes of the above definition means the exchange used to value such commodity or contract for the calculation of the Underlying Market Measure.

Basket

Unless otherwise specified in the applicable pricing supplement, the “Initial Value” and the initial “Starting Periodic Value” for an Underlying Market Measure that is a Basket will be equal to 100 on the pricing date; however for each Starting Periodic Value subsequent to the initial Starting Periodic Value, the value of the Basket in respect of the applicable Observation Date corresponding to the beginning of an Observation Period will be determined by the calculation agent as set forth in the section “—Baskets—Computation of the Basket” below.

Final Value and Ending Periodic Value

If a security is issued with a term (from but excluding the settlement date to and including the maturity date, each as specified in the relevant pricing supplement) of one year or less, the provisions which follow will apply, but the valuation date(s) and the maturity date will not adjust so that the term (calculated as described above) is greater than one year.

The calculation agent will determine the “Final Value” and each “Ending Periodic Value” for an Underlying Market Measure by reference to the value of the Underlying Market Measure in respect of the applicable valuation date (as defined below).  Unless otherwise specified in the applicable pricing supplement, each valuation date corresponding to the end of an Observation Period will be an Observation Date for purposes of determining an Ending Periodic Value, and the final Observation Date will be the valuation date for the securities for purposes of determining the Final Value.  The applicable pricing supplement will specify how the Final Value and the Ending Periodic Value for your securities will be determined, and will set forth the valuation date and Observation Dates applicable to your securities.  In the event of a Market Disruption Event (as defined below) on a scheduled valuation date, or if a scheduled valuation date is not a Market Measure Business Day (as defined below), such valuation date will be postponed as described below and under “—Market Disruption Events.”

Underlying Equity Indices and Underlying Currency Pairs

Unless otherwise specified in the applicable pricing supplement, the “Final Value” and the “Ending Periodic Value” for an Underlying Market Measure that is one or more Underlying Equity Indices or Underlying Currency Pairs will equal the closing level of the Underlying Equity Index or, for the Underlying Currency Pair, the currency exchange rate of the Reference Currency relative to the Base Currency, at a specific time on the single valuation date or the applicable Observation Date corresponding to the end of an Observation Period, in each case, as determined by the calculation agent, subject to the terms and provisions which we describe in “—Market Disruption Events” and “—Discontinuation or Modification of the Underlying Market Measure.”

Underlying Commodities and Underlying Commodity Indices

Unless otherwise specified in the applicable pricing supplement, the “Final Value” and the “Ending Periodic Value” for an Underlying Market Measure that are Underlying Commodities or one or more Underlying Commodity Indices will equal the price or value of the Underlying Commodity or the closing level of the Underlying Commodity Index on the single valuation date or the applicable Observation Date corresponding to the end of an Observation Period, in each case, as determined by the calculation agent; provided that if a Market Disruption Event (as defined in “—Market Disruption Events” below) occurs or is continuing on a valuation date, any Observation Date or if any scheduled valuation date is determined by the calculation agent not to be a Market Measure Business Day, then the calculation agent will establish the value of the Underlying Market Measure on the affected valuation date, subject to the terms and provisions which we describe in “—Discontinuation or Modification of the Underlying Market Measure” below, as follows:

•	If the calculation agent determines that a Market Disruption Event has occurred or is continuing on a valuation date, the value of the Underlying Market Measure for that valuation date and,

consequently, the Final Value will be determined by the calculation agent using the “Final Value Commodity-Based Underlying Market Measure Disruption Calculation” below.

•
If the calculation agent determines that a scheduled valuation date is not a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, that valuation date for such Underlying Market Measure will be the immediately succeeding Market Measure Business Day; provided that (i) if a Market Disruption Event occurs or is continuing on such immediately succeeding Market Measure Business Day, the value of the Underlying Market Measure for that valuation date and, consequently, the Final Value will be determined by the calculation agent using the “Final Value Commodity-Based Underlying Market Measure Disruption Calculation” below, and (ii) in no event will any valuation date be postponed more than five (5) business days beyond the original valuation date.  If there is no Market Measure Business Day from and including the original valuation date through and including the fifth business day after the original valuation date, the value of the Underlying Market Measure with respect to that valuation date will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances on the fifth business day after the original valuation date, regardless of any occurrence or continuance of any Market Disruption Event on such date.

For securities linked to Underlying Commodities or one or more Underlying Commodity Indices, unless otherwise specified in the applicable pricing supplement, if the calculation agent determines that a Market Disruption Event has occurred or is continuing on a valuation date, the closing value of the Underlying Market Measure with respect to that valuation date, and thus the Final Value or Ending Periodic Value, as the case may be, will be determined by the calculation agent using the following “Final Value Commodity-Based Underlying Market Measure Disruption Calculation”:

(1)
With respect to each commodity or futures contract, the price of which is tracked by the Underlying Market Measure and which is not affected by the Market Disruption Event, the closing value will be based on the exchange-published settlement price of each such commodity or contract on the original valuation date.

(2)
With respect to each commodity or futures contract, the price of which is tracked by the Underlying Market Measure and which is affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such commodity or contract on the first Market Measure Business Day following the original valuation date on which no Market Disruption Event has occurred or is continuing with respect to such commodity or contract.  In the event that a Market Disruption Event occurs or is continuing with respect to any commodity or futures contract, the price of which is tracked by the Underlying Market Measure, on the original valuation date and on each day to and including the fifth business day after the original valuation date, the price of such commodity or contract used to determine the closing value will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances on the fifth business day after the original valuation date.

(3)
The calculation agent will determine the closing value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Underlying Market Measure.  The exchange on which a commodity or futures contract, the price of which is tracked by the Underlying Market Measure, is traded for purposes of the foregoing definition means the exchange used to value such commodity or contract for the calculation of the Underlying Market Measure.

Underlying Stocks and Underlying Funds

Unless otherwise specified in the applicable pricing supplement, the “Final Value” and the “Ending Periodic Value” for an Underlying Market Measure that is one or more Underlying Stocks or Underlying Funds will equal the closing price of the Underlying Stock or shares of the Underlying Fund on the single valuation date or the applicable Observation Date corresponding to the end of an Observation Period, in each case, as determined by the calculation agent, multiplied by the Adjustment Factor, subject to the terms and provisions which we describe in “—Market Disruption Events” and “—Discontinuation or Modification of the Underlying Market Measure.”  With respect to the Underlying Stock or Underlying Fund, the “Adjustment Factor” will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting such Underlying Stock or Underlying Fund.  See “—Adjustment Events for Underlying Stocks and Underlying Funds” below.

Basket

Unless otherwise specified in the applicable pricing supplement, the “Final Value” and the “Ending Periodic Value” for an Underlying Market Measure that is a Basket will be the value of the Basket on the single valuation date or the applicable Observation Date corresponding to the end of an Observation Period, in each case, as determined by the calculation agent as set forth in the section “—Baskets—Computation of the Basket.”  The closing value of each Basket Component will be determined by the calculation agent in accordance with the provisions applicable to such Basket Component (i.e., whether the Basket Component is the Underlying Equity Index, Underlying Currency Pair, Underlying Commodity, Underlying Commodity Index, Underlying Stock or Underlying Fund), as set forth above.

A “valuation date” means the single Market Measure Business Day (as defined below) on which the Final Value will be calculated, or the Market Measure Business Day(s) specified as Observation Date(s) on which a Starting Periodic Value or Ending Periodic Value will be calculated, in either case, as specified in the applicable pricing supplement; provided that, other than with respect to Underlying Commodities or one or more Underlying Commodity Indices, and unless otherwise specified in the applicable pricing supplement, (i) if a Market Disruption Event has occurred or is continuing on any such Market Measure Business Day(s) or (ii) if a scheduled valuation date is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, the affected valuation date for such Underlying Market Measure will be the immediately succeeding Market Measure Business Day where no Market Disruption Event has occurred or is continuing; provided further that no valuation date will be postponed by more than five (5) business days beyond the original valuation date.  If there is no Market Measure Business Day on which no Market Disruption Event has occurred or is continuing from and including the original valuation date through and including the fifth business day after the original valuation date, the value of the Underlying Market Measure for the affected valuation date will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances on the fifth business day after the original valuation date, regardless of any occurrence or continuance of any Market Disruption Event on such date.  With respect to securities linked to Underlying Commodities or one or more Underlying Commodity Indices, (i) if a Market Disruption Event has occurred or is continuing on such Market Measure Business Day or (ii) if a scheduled valuation date is determined by the calculation agent not to be a Market Measure Business Day, the value of the Underlying Market Measure on the affected valuation date will be determined as described above under “—The Initial Value and the Final Value—Final Value—Underlying Commodities and Underlying Commodity Indices.”

The “maturity date” will be as specified in the applicable pricing supplement.  If the scheduled maturity date (as specified in the applicable pricing supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date.  If, due to a Market Disruption Event or otherwise, as described above, a valuation date is postponed so that it falls less than three (3) business days prior to the scheduled maturity date, the maturity date will be the third business day following that valuation date, as postponed, unless otherwise specified in the applicable pricing supplement.  However, if a security is issued with a term (from but excluding the settlement date to and including the maturity date, each as specified in the applicable pricing supplement) of one year or less, any postponement of the maturity date shall not cause the term (calculated as described above) to exceed one year.  We describe Market Disruption Events under “—Market Disruption Events” below.

Unless otherwise specified in the applicable pricing supplement, a “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Unless otherwise specified in the applicable pricing supplement, a “Market Measure Business Day” means:

(a)
With respect to an Underlying Equity Index, a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market, or their successors, are open for trading and (2) the relevant Underlying Equity Index is calculated and published.

(b)
With respect to an Underlying Commodity Index, a day, as determined by the calculation agent, on which (1) the primary exchange or organized market for trading for all commodities and commodity contracts included in such Underlying Commodity Index are open for trading and (2) the relevant Underlying Commodity Index is calculated and published.

(c)
With respect to an Underlying Commodity, a day, as determined by the calculation agent, on which the primary exchange or organized market for trading of such Underlying Commodity is open for trading during its regular trading session.

(d)
With respect to an Underlying Stock or Underlying Fund, a day, as determined by the calculation agent, on which trading is generally conducted on the primary exchange or organized market for trading of such Underlying Stock or shares of such Underlying Fund.

(e)
With respect to an Underlying Currency Pair, a day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close (including for dealings in foreign exchange in accordance with the practice of the foreign exchange market) in New York City and the principal financial centers for such Underlying Currency Pair, as specified in the applicable pricing supplement.

Buffer

Your investment will be protected against a modest decrease in the value of the Underlying Market Measure up to the specified Buffer Amount.  A buffer will not protect you from all movements in the Underlying Market Measure.  In particular, if the Final Value is less than the Buffer Value (in other words, the Final Value is less than the Initial Value by a percentage greater than the Buffer Amount), you will lose some or a significant portion of your investment.

Market Disruption Events

Underlying Equity Index

With respect to an Underlying Equity Index, a “Market Disruption Event” means, unless otherwise specified in the applicable pricing supplement, one or more of the following events, as determined by the calculation agent in its sole discretion:

(a)
any suspension or absence of, or material limitation imposed on, trading by the primary exchange or quotation system in the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Underlying Equity Index, whether by reason of movements in price exceeding limits permitted by the primary exchange or quotation system therefor or otherwise;

(b)
any event (other than an event described in clause (a) above or clause (c) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Underlying Equity Index on the primary exchange or quotation system therefor, or on any other exchange or quotation system; or

(c)
the closure on any Market Measure Business Day of the primary exchange or quotation system for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Underlying Equity Index prior to its scheduled closing time unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange or quotation system on such trading day and (B) the submission deadline for orders to be entered into such exchange or quotation system for execution on such Market Measure Business Day.

For purposes of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying Equity Index is suspended or materially limited at that time, or there occurs or is continuing an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security, then the relevant percentage contribution of that security to the level of the Underlying Equity Index will be based on a comparison of (a) the portion of the level of the Underlying Equity Index attributable to that security relative to (b) the overall level of the Underlying Equity Index, in each case immediately before the occurrence or continuance of that suspension, limitation or other market disruption, as the case may be.

For the purpose of determining whether a Market Disruption Event has occurred or is continuing:

(1)
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary exchange or quotation system;

(2)	a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event;

(3)
limitations pursuant to NYSE Rule 80B (or the rules of any relevant exchange similar to any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension or absence or material limitation of trading;

(4)
a suspension in trading in a futures or options contract on the Underlying Equity Index, by the primary exchange or quotation system for such contract by reason of (i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or material limitation of trading in futures or options contracts related to that Underlying Equity Index; and

(5)
a suspension or absence or material limitation of trading on any primary exchange or quotation system or on the primary market on which futures or options contracts related to the Underlying Equity Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Underlying Commodity and Underlying Commodity Index

With respect to an Underlying Commodity or Underlying Commodity Index, “Market Disruption Event” means, unless otherwise specified in the applicable pricing supplement, one or more of the following events, as determined by the calculation agent in its sole discretion:

(a)
a material limitation, suspension, or disruption of trading in one or more Underlying Market Measure components which results in a failure by the exchange on which such Underlying Market Measure component is traded to report an exchange-published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

(b)
the exchange-published settlement price for any Underlying Market Measure component is a “limit price,” which means that the exchange-published settlement price for such contract for a day has increased or decreased from the previous day’s exchange-published settlement price by the maximum amount permitted under applicable exchange rules;

(c)	failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Underlying Market Measure component; and

(d)	a suspension of trading in one or more Underlying Market Measure components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time.

Underlying Stock and Underlying Fund

With respect to an Underlying Stock or an Underlying Fund, a “Market Disruption Event” means, unless otherwise specified in the applicable pricing supplement, one or more of the following events, as determined by the calculation agent in its sole discretion:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of the Underlying Stock or shares of the Underlying Fund on the primary exchange or organized market for trading for the Underlying Stock or shares of the Underlying Fund for more than two hours of trading, or during the one-half hour period preceding the close of trading, during the principal trading session (without taking into account any extended or after-hours trading session) on such primary exchange or organized market;

(b)
the occurrence or existence of a suspension, absence or material limitation of trading of futures or options contracts related to the Underlying Stock or shares of the Underlying Fund on the primary market for trading futures or options contracts related to the Underlying Stock or shares of the Underlying Fund for more than two hours of trading, or during the one-half hour period preceding the close of trading, during the principal trading session (without taking into account any extended or after-hours trading session) on such primary market;

(c)
a breakdown or failure in the price and trade reporting systems of the primary exchange or organized market for trading for the Underlying Stock or shares of the Underlying Fund as a result of which the reported trading prices for the Underlying Stock or shares of the Underlying Fund during the last one-half hour preceding the close of the principal trading session on such primary exchange or organized market for trading are materially inaccurate; or

(d)	solely for an Underlying Equity Fund that tracks a Target Index:

(i)	any suspension or absence of, or material limitation imposed on, trading by the primary exchange or quotation system in the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Target Index, whether by reason of movements in price exceeding limits permitted by the primary exchange or quotation system therefor or otherwise; or

(ii)
any event (other than an event described in clause (d)(i) above or clause (d)(iii) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Target Index on the primary exchange or quotation system therefor, on any other exchange or quotation system; or

(iii)
the closure on any Market Measure Business Day of the primary exchange or quotation system for the securities or futures or options contracts that reference securities then comprising 20% or more of the level of the Target Index prior to its scheduled closing time unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange or quotation system on such trading day and (B) the submission deadline for orders to be entered into such exchange or quotation system for execution on such Market Measure Business Day.

For the purpose of determining whether a Market Disruption Event exists with respect to an Underlying Equity Fund at any time, if trading in a security included in the Target Index is materially suspended or materially limited at that time, or there occurs an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security, then the relevant percentage contribution of that security to the level of the Target Index will be based on a comparison of (i) the portion of the level of the Target Index attributable to that security relative to (ii) the overall level of the Target Index, in each case immediately before the occurrence of that suspension, limitation or other market disruption, as the case may be.

For purposes of determining whether a Market Disruption Event with respect to an Underlying Stock or an Underlying Equity Fund has occurred or is continuing:

(1)
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary exchange or quotation system;

(2)	a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event;

(3)
limitations pursuant to NYSE Rule 80B (or the rules of any relevant exchange similar to any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension or absence or material limitation of trading;

(4)
a suspension in trading in a futures or options contract on the Underlying Stock by the primary exchange or quotation system related to such contract by reason of (i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or material limitation of trading in futures or options contracts related to the Underlying Stock; and

(5)	a suspension or absence or material limitation of trading on any primary exchange or quotation system or on the primary market on which futures or options contracts related to the Underlying Stock are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Underlying Currency Pair

For an Underlying Currency Pair, “Market Disruption Event” means, unless otherwise specified in the applicable pricing supplement, a determination by the calculation agent in its sole discretion that the exchange rate for the Underlying Currency Pair is not quoted on the applicable Bloomberg or Reuters page at the specified time on the pricing date or any valuation date, as applicable.

Basket

With respect to an Underlying Market Measure that consists of a Basket, a “Market Disruption Event” will be determined by the calculation agent for each Basket Component in accordance with the provisions applicable to such Basket Component (i.e., whether the Basket Component is the Underlying Commodity, Underlying Commodity Index, Underlying Equity Index, Underlying Currency Pair, Underlying Stock or Underlying Fund), as set forth above.

Other Underlying Market Measures

If the Underlying Market Measure is not an Underlying Index, Underlying Commodity, Underlying Stock, Underlying Fund or Underlying Currency Pair, or is a combination of the foregoing, the applicable pricing supplement will set forth the definition of “Market Disruption Event,” and include additional related terms.

Adjustment Events for Underlying Stocks and Underlying Funds

For securities linked to one or more Underlying Stocks or Underlying Funds, the calculation agent, in its sole discretion, may adjust the Adjustment Factor, and hence the value of an Underlying Market Measure on any given valuation date (and, consequently, the Final Value), if an event described below occurs on or before the applicable valuation date(s), and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of an Underlying Stock or shares of an Underlying Fund.

The Adjustment Factor with respect to an Underlying Stock or shares of an Underlying Fund, as applicable, will be adjusted as follows:

(a)	Stock Splits and Reverse Stock Splits

If an Underlying Stock or shares of an Underlying Fund is subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor with respect to the Underlying Stock or Underlying Fund will be adjusted so that the new Adjustment Factor will equal the product of:

•	the then-current Adjustment Factor; and

•
the number of shares which a holder of one share of Underlying Stock or Underlying Fund before the effective date of such stock split or reverse stock split would have owned immediately following the applicable effective date.

(b)	Stock Dividends

If an Underlying Stock or Underlying Fund is subject (i) to a stock dividend (i.e., the issuance of additional Underlying Stock or shares of an Underlying Fund) that is given ratably to all holders of the Underlying Stock or the Underlying Fund, as applicable, or (ii) to any other distribution of the Underlying Stock or shares of the Underlying Fund to all holders of record of the Underlying

Stock or the Underlying Fund, as applicable, as a result of the triggering of any provision of the corporate charter of the Underlying Company or governing documents of the Underlying Fund or otherwise, in each case other than a stock split described in paragraph (a), then once the dividend has become effective and such Underlying Stock or shares of the Underlying Fund is trading ex-dividend, the Adjustment Factor with respect to the Underlying Stock or Underlying Fund, as applicable, will be adjusted so that the new Adjustment Factor will equal the product of:

•	the then-current Adjustment Factor; and

•
the number of shares which a holder of one share of Underlying Stock or Underlying Fund before the effective date of the dividend and such shares are trading ex-dividend would have owned immediately following the applicable effective date;

provided that no adjustment will be made for a dividend for which the number of shares of the Underlying Stock or Underlying Fund paid or distributed is based on a fixed cash equivalent value, unless such dividend is an Extraordinary Dividend (as defined below).

(c)	Extraordinary Dividends

There will be no adjustments to any Adjustment Factor to reflect cash dividends or other cash distributions paid with respect to an Underlying Stock or shares of an Underlying Fund unless such cash dividends or other cash distributions constitute Extraordinary Dividends or cash distributions described under “Reorganization Event” in paragraph (e) below.  A cash dividend or other distribution with respect to the Underlying Stock or shares of the Underlying Fund will be deemed to be an “Extraordinary Dividend” if the calculation agent determines in its sole discretion that either (1) such dividend or other distribution was not made according to the Underlying Company’s or Underlying Fund’s then-existing policy or practice of paying such dividends on a quarterly or other regular basis (such dividend or distribution paid in accordance with existing practice being “non-Extraordinary Dividend”) or (2) such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend by an amount equal to at least 10% of the closing price of the Underlying Stock or shares of Underlying Fund (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Market Measure Business day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the “ex-dividend date”).

If an Extraordinary Dividend occurs with respect to an Underlying Stock or shares of an Underlying Fund, the Adjustment Factor with respect to the Underlying Stock or Underlying Fund, as applicable, will be adjusted on the relevant ex-dividend date so that the new Adjustment Factor will equal the product of:

•	the then-current Adjustment Factor; and

•
a fraction, (i) the numerator of which is the closing price of the Underlying Stock or shares of the Underlying Fund, as applicable, on the Market Measure Business Day preceding the ex-dividend date, and (ii) the denominator of which is the amount by which the closing price on the Market Measure Business Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for an Underlying Stock or shares of an Underlying Fund will equal:

•
in the case of an Extraordinary Dividend that constitutes regular dividends paid in accordance with existing practice (i.e., paid as described in subparagraph (2) above), the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the Underlying Stock or Underlying Fund; or

•
in the case of an Extraordinary Dividend that does not constitute regular cash dividends or other distributions that do not constitute regular dividends paid in accordance with existing practice (i.e., paid as described in subparagraph (1) above), the amount per share of such Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive.  A distribution described in paragraph (a), paragraph (d), paragraph (e), or paragraph (f) under this section “Adjustment Events for Underlying Stocks and Underlying Funds” that also constitutes an Extraordinary Dividend will not cause an adjustment to such Adjustment Factor pursuant to this paragraph (c).

(d)	Issuance of Rights or Warrants by an Underlying Company

If an Underlying Company issues rights or warrants to all holders of its Underlying Stock to subscribe for or purchase the Underlying Stock at an exercise price per share less than the closing price of the Underlying Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the Adjustment Factor with respect to the Underlying Stock will be adjusted to equal the product of:

•	the then-current Adjustment Factor; and

•
a fraction, (i) the numerator of which will be the number of shares of the Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of shares of the Underlying Stock offered for subscription or purchase pursuant to such rights or warrants, and (ii) the denominator of which will be the number of shares of the Underlying Stock outstanding immediately prior to the issuance of such rights or warrants plus the incremental number of shares of Underlying Stock that a holder can purchase on the expiration date of such rights or warrants, determined based on the closing price of the Underlying Stock relative to the exercise price of such rights or warrants.  For purposes of clause (ii), the incremental number of shares will be determined by multiplying the number of shares of the Underlying Stock offered for subscription or purchase pursuant to such rights or warrants by its exercise price, and dividing the product by the closing price of the Underlying Stock on the expiration date of such rights or warrants.

(e)	A Reorganization Event affecting an Underlying Company

If a Reorganization Event (as defined below) occurs, in each case as a result of which the holders of an Underlying Stock are entitled to receive Exchange Property (as defined below) with respect to or in exchange for the Underlying Stock, then, following the effective date of such Reorganization Event, in lieu of using the closing price for the Underlying Stock to calculate the closing price of the Underlying Stock on the applicable valuation date(s), the calculation agent will use the Transaction Value received with respect to a share of the Underlying Stock, as set forth below.  The Adjustment Factor will be adjusted so that the closing price for the Underlying Stock on the applicable valuation date(s) multiplied by the Adjustment Factor will result in the Transaction Value per share of Underlying Stock.

“Reorganization Event” means with respect to an Underlying Stock any of the following events:

(1)	there has occurred any reclassification or change with respect to such Underlying Stock, including, without limitation, as a result of the issuance of any tracking stock by the Underlying Company;

(2)
the Underlying Company or any surviving entity or subsequent surviving entity of the Underlying Company (the “Underlying Company Successor”) has been subject to a merger, combination or consolidation and is not the surviving entity;

(3)	any statutory exchange of securities of the Underlying Company or any Underlying Company Successor with another corporation occurs (other than pursuant to clause (2) above);

(4)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(5)
the Underlying Company issues to all of its shareholders equity securities of an issuer other than such Underlying Company, including equity securities of subsidiaries or affiliates of the Underlying Company (other than in a transaction described in clauses (2), (3) or (4) above) (a “Spin-off Event”);

(6)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company; or

(7)
the Underlying Company or Underlying Company Successor has been subject to a merger, combination or consolidation and is the surviving entity, but the transaction results in the outstanding shares of Underlying Stock (other than any Underlying Stock owned or controlled by the other party to such merger, combination or consolidation) immediately prior to such event to collectively represent less than 50% of the outstanding shares of Underlying Stock immediately following such event.

“Exchange Property” means securities, cash or any other assets distributed to holders of the Underlying Stock in any Reorganization Event, including, (A) in the case of the issuance of tracking stock or in the case of a Spin-off Event, the Underlying Stock with respect to which the tracking stock or spun-off security was issued and (B) in the case of any other Reorganization Event where the Underlying Stock continues to be held by the holders receiving such distribution, the Underlying Stock.

“Transaction Value” means (A) for any cash received as Exchange Property in any such Reorganization Event, the amount of cash received per share of Underlying Stock valued as of the date of the Reorganization Event; (B) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the calculation agent, as of the date of receipt by the party owning the original shares, of such Exchange Property received per share of Underlying Stock; and (C) for any security received in any such Reorganization Event (including in the case of the issuance of tracking stock, such reclassified Underlying Stock and, in the case of a Spin-off Event, the Underlying Stock with respect to which the spun-off security was issued), an amount equal to the closing price of the Underlying Stock, as of the applicable valuation date, per share of such security multiplied by the quantity of such security received for each such Underlying Stock.

(f)	Other Distributions by an Underlying Fund

If an Underlying Fund, after the pricing date, declares or makes a distribution to all holders of the shares of the Underlying Fund of any class of its capital stock (other than shares of the Underlying Fund), evidences of its indebtedness, or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Adjustment Factor will be adjusted such that the new Adjustment Factor will equal the product of:

•	the then current Adjustment Factor; and

•
a fraction, (i) the numerator of which will be the closing price of the shares of the Underlying Fund on the Market Measure Business Day preceding the date such distribution became effective, and (ii) the denominator of which will be the closing price of the shares of the Underlying Fund as of the time the distribution became effective, less the fair market value, as determined by the calculation agent, of the portion of the capital stock, evidences of indebtedness, rights or warrants or other non-cash assets so distributed or issued applicable to one share of the Underlying Fund.

(g)	Adjustments for ADSs

If an ADS serving as the Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the Underlying Company and the ADS depositary is terminated for any reason, then, on and after the date the ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the “Change Date”), the ADS Underlying Stock will be deemed to be the Underlying Stock.  The Adjustment Factor will thereafter equal the last value of the Adjustment Factor for the ADSs multiplied by the number of shares of ADS Underlying Stock represented by a single ADS.  The closing price of the Underlying Stock on a valuation date will be expressed in U.S. dollars, converting the closing price of the ADS Underlying Stock on that valuation date into U.S. dollars using the applicable exchange rate on that valuation date, as described below.

On any given valuation date, the applicable exchange rate will be the spot rate of the local currency of the ADS Underlying Stock relative to the U.S. dollar as reported by Reuters on the relevant page for such rate at approximately the closing time of the primary exchange or organized market for trading for the ADS Underlying Stock on such day.  However, if such rate is not displayed on the relevant Reuters page on such valuation date, the applicable exchange rate on such day will equal (1) an average (mean) of the bid quotations in New York City received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following such valuation date, from three recognized foreign exchange dealers or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate amount of the securities for settlement on the third business day following such valuation date.  If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion, in good faith and in a manner which the calculation agent considers commercially reasonable under the circumstances.

With respect to paragraphs (a) to (e) above, if the securities are linked to ADSs as the Underlying Market Measure, all adjustments to the Adjustment Factor for the Underlying Stock described above will be made to the Adjustment Factor for the ADSs as if the ADS Underlying Stock was serving as the Underlying Stock described above.  Therefore, for example, if the ADS Underlying Stock represented by the ADSs is subject to a two-for-one stock split and assuming the Adjustment Factor is equal to one, the Adjustment Factor for the ADS would be adjusted to equal to two.  If the securities are linked to ADSs, the term “dividend” will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid by the issuer of the ADS Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If the Underlying Market Measure are ADSs, no adjustment to the ADS price or the Adjustment Factor, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described above or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has already adjusted the number of shares of the ADS Underlying Stock represented by each ADS to reflect the corporate event in question.  However, to the extent that the number of shares of ADS Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the Adjustment Factor will be made to reflect such change.

With respect to paragraphs (a) to (f) above, no adjustments to the Adjustment Factor for the Underlying Stock or Underlying Fund will be required unless such adjustment would require a change of at least 0.1% in the Adjustment Factor then in effect.  The Adjustment Factor resulting from any of the adjustments specified above will be rounded to six decimal places, with one five ten-millionths being rounded upward.  Adjustments to the Adjustment Factor of the Underlying Stock or Underlying Fund will be made up to and including the final valuation date.

No adjustments to the Adjustment Factor or method of calculating the Adjustment Factor will be required other than those specified above.  However, the calculation agent may, in its sole discretion, make additional adjustments to the Adjustment Factor to reflect changes occurring in relation to the Underlying Stocks or shares of the Underlying Fund and in circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result.  The required adjustments specified above do not cover all events that could affect the closing price or market value of the Underlying Stock or shares of the Underlying Fund.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets, including cash, in connection with any corporate event described above; its determinations and calculations will be conclusive absent a determination of a manifest error.

We will provide, within ten business days following the occurrence of an event that requires an adjustment to the Adjustment Factor, or, if later, within ten business days following the date on which we become aware of this occurrence, written notice to the securities administrator, which will provide notice to the holders of the securities of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Adjustment Factor.

Discontinuation or Modification of the Underlying Market Measure

Underlying Indices and Underlying Funds

If the sponsor or publisher of an Underlying Market Measure (a “Market Measure Publisher”) discontinues publication of the Underlying Market Measure, or if the Underlying Market Measure is liquidated, delisted or otherwise terminated and the Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to the discontinued, liquidated, delisted or otherwise terminated Underlying Market Measure (such market measure being referred to herein as a “successor market measure”), then the Final Value or closing value of the Underlying Market Measure will be determined by reference to the value of such successor market measure or market for such successor market measure.  References to the “Underlying Market Measure” are deemed to include references to any relevant successor market measure where applicable.

Upon any selection by the calculation agent of a successor market measure, the calculation agent will cause written notice thereof to be furnished to us, the trustee, the securities administrator and DTC as the holder of the securities within three Market Measure Business Days of such selection.

If the Market Measure Publisher discontinues publication or if an Underlying Market Measure liquidates, delists or otherwise terminates an Underlying Market Measure and the calculation agent determines that no successor market measure is available with respect to the Underlying Market Measure at such time, then the calculation agent will determine the closing value of the Underlying Market Measure in accordance with the formula for and method of calculating the Underlying Market Measure last in effect prior to such discontinuance, liquidation, delisting or termination, using the closing prices, levels or values of each security, commodity or commodity futures contract most recently comprising the Underlying Market Measure (or, if trading in the relevant securities, commodities or commodity futures contracts then comprising the Underlying Market Measure is not available, its good faith estimate of the closing prices, levels or values of the relevant securities, commodities or commodity futures contracts then comprising the Underlying Market Measure) on the valuation date(s) or any other relevant date.  Notwithstanding these alternative arrangements, discontinuance of the publication of the Underlying Market Measure or liquidation, delisting or termination of the Underlying Market Measure may adversely affect the value of the securities.

If at any time the method of calculating an Underlying Market Measure, or the value thereof, is changed in a material respect, or if an Underlying Market Measure is in any other way modified so that such market measure does not, in the opinion of the calculation agent, fairly represent the value of the Underlying Market Measure had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the next valuation date, make such calculations and adjustments to the terms of the securities as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a market measure comparable to the Underlying Market Measure, as the case may be, as if such changes or modifications had not been made, and on each valuation date thereafter, make each relevant calculation with reference to the Underlying Market Measure, as adjusted.  Accordingly, if the method of calculating the Underlying Market Measure is modified so that the value of such market measure is a fraction of what it would have been if it had not been modified (e.g., due to a split in an index), then the calculation agent will adjust such market measure in order to arrive at a value of the Underlying Market Measure as if it had not been modified (e.g., as if such split had not occurred).

If a successor market measure is selected or if the calculation agent determines the value of an Underlying Market Measure as described above, the successor market measure or the value of the Underlying Market Measure as determined by the calculation agent will be used as a substitute for the Underlying Market Measure for all purposes, including for the purpose of determining whether a Market Disruption Event has occurred or is continuing.

For an Underlying Market Measure that is one or more Underlying Stocks or shares of an Underlying Fund, if the Underlying Company or Underlying Fund ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, and the calculation agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, the maturity date of the securities will be accelerated to the fifth business day following the date of that determination and the Payment at Maturity that you will be entitled to receive will be calculated as though the date of early repayment were the stated maturity date of the securities, and as though the final valuation date were the fifth business day prior to the date of acceleration.  Such payment to you may be less than the Original Offering Price.

Underlying Currency Pairs

If a Base Currency applicable to your securities is replaced by a successor monetary unit (the “New Currency”) as the legal tender of the Base Currency’s country or jurisdiction, the calculation agent will calculate the value of the Underlying Market Measure on the applicable valuation date(s) (and, consequently, the Final Value) by using the exchange rate of the applicable Reference Currency relative to the New Currency on such valuation date(s), multiplied by a fraction, the numerator of which will be “1” and the denominator of which will be the number of units of the applicable Base Currency represented by one unit of the New Currency.  Conversely, in the event a Reference Currency applicable to your securities is replaced by a New Currency, the calculation agent will calculate the value of the Underlying Market Measure on the applicable valuation date(s) (and, consequently, the Final Value) by using the exchange rate of the New Currency relative to the applicable Base Currency on the applicable valuation date(s), multiplied by the number of units of the applicable Reference Currency represented by one unit of the New Currency. No other changes will be made to the terms of your securities as a result of such replacement.

As an example of the calculation described above, if a Base Currency is replaced by a New Currency, and one unit of the New Currency has a value equal to 1,000 units of such Base Currency, the Final Value would be calculated by using the applicable exchange rate of the applicable Reference Currency (relative to the New Currency) multiplied by 1/1,000.  Alternatively, if a Reference Currency is replaced by a New Currency, and one unit of the New Currency has a value equal to 1,000 units of such Reference Currency, the Final Value would be calculated by using the applicable exchange rate of the New Currency (relative to the applicable Base Currency) multiplied by 1,000.

Baskets

If the Underlying Market Measure to which your securities are linked is a Basket, the Basket Components will be set forth in the applicable pricing supplement.  Unless otherwise specified in the applicable pricing supplement, the Initial Value for an Underlying Market Measure that is a Basket will be equal to 100.  We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Initial Value of the Basket on the applicable pricing date.  We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights.  The Initial Component Weight for each Basket Component will be set forth in the applicable pricing supplement.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component.  The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

Basket Components that are not an Underlying Commodity or Underlying Commodity Index

Unless otherwise set forth in the applicable pricing supplement, if a Market Disruption Event occurs or is continuing on the pricing date, as to any Basket Component that is not an Underlying Commodity, Underlying Commodity Index or Underlying Commodity Fund, the calculation agent will establish the closing value of that Basket Component on such pricing date (the “Basket Component Closing Value”), and thus its Component Ratio, based on the closing value of that Basket Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event has occurred or is continuing with respect to that Basket Component. In the event that a Market Disruption Event occurs or is continuing with respect to that Basket Component on the pricing date, and on each day to and including the second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York City on the second scheduled Market Measure Business Day following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable under the circumstances. The final pricing supplement will set forth each Basket Component Closing Value, a brief statement of the facts relating to the establishment of each Basket Component Closing Value (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred or is continuing as to any Basket Component that is not an Underlying Commodity or an Underlying Commodity Index, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events,” provided that references to “Underlying Equity Index,” “Underlying Stock,” “Underlying Fund,” “Underlying Currency Pair” or “Underlying Market Measure” will be deemed to be references to “Basket Component.”

Basket Components that are an Underlying Commodity or Underlying Commodity Index

Unless otherwise set forth in the applicable pricing supplement, if a Market Disruption Event occurs or is continuing on the pricing date, as to any Basket Component that is an Underlying Commodity or an Underlying Commodity Index, the calculation agent will establish a closing value for that Basket Component (the “Basket Component Closing Value”), and thus its Component Ratio, using the following procedures:

(a)
With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is not affected by a Market Disruption Event (an “Unaffected Basket Component Commodity”), the Basket Component Closing Value, and thus the Component Ratios, will be based on the exchange-published settlement value of each such Unaffected Basket Component Commodity on the pricing date.

(b)
With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is affected by a Market Disruption Event (an “Affected Basket Component Commodity”):

(i)
The calculation agent will establish the Basket Component Closing Value, and thus the Component Ratios, on the pricing date based on (1) the above-referenced settlement value of each Unaffected Basket Component Commodity and (2) the last exchange published settlement value for each Affected Basket Component Commodity on the pricing date.

(ii)
The calculation agent will adjust the Basket Component Closing Value, and thus the Component Ratios, based on the exchange published settlement value of each Affected Basket Component Commodity on the first Market Measure Business Day following the pricing date on which no Market Disruption Event has occurred or is continuing with respect to such Affected Basket Component Commodity.  In the event that a Market Disruption Event occurs or is continuing with respect to any Affected Basket Component Commodity on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York City on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Basket Component Commodity used to determine each Basket Component Closing Value and the applicable Component Ratio in a manner that the calculation agent considers commercially reasonable under the circumstances.

(iii)
The final pricing supplement will set forth each Basket Component Closing Value, a brief statement of the facts relating to the establishment of each Basket Component Value (including a description of the relevant Market Disruption Event(s)) and the applicable Component Ratio.

(c)
The calculation agent will determine each Basket Component Closing Value, and thus the Component Ratio, by reference to the exchange published settlement prices, levels or values or other prices, levels or values determined in clauses (a) and (b) above using the then current method for calculating each Basket Component.  The exchange on which a commodity or futures contract, the value of which is tracked by a Basket Component, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of such Basket Component.

For purposes of determining whether a Market Disruption Event has occurred or is continuing as to any Basket Component that is an Underlying Commodity or an Underlying Commodity Index, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events,” provided that references to “Underlying Commodity,” “Underlying Commodity Index” or “Underlying Market Measure” will be deemed to be references to “Basket Component.”

The Component Ratios will be calculated in this way so that the Initial Value of the Basket will equal 100 on the pricing date.  The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

Unless otherwise specified in the applicable pricing supplement, the calculation agent will calculate the Initial Value, the value of the Basket in respect of any given valuation date and Observation Date, the Starting Periodic Value, the Ending Periodic Value and the Final Value, as the case may be, of the Basket by summing the products of the closing value for each Basket Component on the pricing date, applicable valuation date or Observation Date, as the case may be, and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component.  Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket.  Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable pricing supplement.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weight	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	50.00%	3,500.00	0.01428571	50.00
Initial Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weight	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Index ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	25.00%	2,420.00	0.01033058	25.00
Index RST	25.00%	1,014.00	0.02465483	25.00
Initial Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.

(2)
The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component on the hypothetical pricing date, with the result rounded to eight decimal places.

Events of Default and Acceleration

Unless otherwise set forth in the applicable pricing supplement, if an event of default, as defined in the indenture, with respect to any series of the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the indenture will be determined by the calculation agent and will be equal to the Payment at Maturity described under the caption “—Payment at Maturity,” calculated as if the date of acceleration were the final valuation date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its Delaware office, and to the securities administrator at its New York office, on which notice the trustee and the securities administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the securities, if any, as promptly as possible and in no event later than two business days after the date of acceleration.

Role of the Calculation Agent

Unless otherwise specified herein, the calculation agent has the sole discretion to make all determinations regarding the securities as described in this product supplement, including determinations regarding the Initial Value, the Final Value, the Starting Periodic Value, the Ending Periodic Value, the closing value of the Underlying Market Measure on any given valuation date or Observation Dates, each Periodic Return, the Reference Return, each Coupon Payment and the Payment at Maturity that you will be entitled to receive, the successor market measure, the existence of a Market Measure Business Day and whether a Market Disruption Event has occurred or is continuing.  Absent manifest error, all determinations of the calculation agent will be final and binding on us and the holders and beneficial owners of the securities, without any liability on the part of the calculation agent.

RBSSI or one of our other affiliates will act as the calculation agent for the securities, unless otherwise specified in the applicable pricing supplement.  However, we may change the calculation agent at any time without notifying you.  The identity of the calculation agent will be set forth in the applicable pricing supplement.

Optional Tax Redemption

Other than as provided below, the securities will not be redeemable prior to their stated maturity dates.

We or RBSG will have the option to redeem securities issued as part of the same issuance as a whole, and not in part, prior to their stated maturity upon not less than 30 nor more than 60 days’ notice to each holder of such securities, on any business day at a redemption price as determined by the calculation agent to be equal to the fair market value of the securities, if we or RBSG, as applicable, determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction (as defined below under “—Additional Amounts”), including any treaty to which such U.K taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable pricing supplement:

•
in making any payments on such securities, we or RBSG, as applicable, have paid or will or would on the next payment date become obligated to pay Additional Amounts (as defined below under “—Additional Amounts”);

•
payments on the next payment date in respect of any of such securities would be treated as “distributions” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

•
on the next payment date we or RBSG, as applicable, would not be entitled to claim a deduction in respect of the payments in computing our or RBSG’s U.K. taxation liabilities, or the value of the deduction to us or RBSG, as applicable, would be materially reduced.

The notice will specify, among other things:

•	the redemption date;

•	the amount of securities to be redeemed;

•	the redemption price;

•	the place or places where the securities are to be surrendered for payment at the redemption price; and

•	that the redemption price will become due and payable on the redemption date.

In each case we or RBSG will be required, before giving a notice of redemption, to deliver to the trustee and the securities administrator a written legal opinion of independent English counsel of recognized standing, selected by us or RBSG, as applicable, in a form satisfactory to the trustee and securities administrator confirming that we or RBSG, as applicable, is entitled to exercise this right of redemption.

Since the securities will be represented by one or more registered global certificates, DTC (as the depository) or its nominee will be treated as the holder of the securities; therefore DTC or its nominee will be the only entity that receives notices of redemption of securities from us.  See the section entitled “—Forms of Securities” and “—Manner of Transfer, Exchange and Payment” below.

The actual redemption of a security normally will occur on the payment date or dates following receipt of a valid notice.  Unless otherwise specified in the pricing supplement, the redemption price will be equal to the fair market value of the securities on the fifth Market Measure Business Day prior to the redemption date, as determined by the calculation agent in good faith and in a commercially reasonable manner to be fair and equitable to the holders of the securities, which determination shall be binding on us and the holders of the securities.  Such fair market value would take into consideration, among other things, the value of the Underlying Market Measure, the time remaining to maturity of the securities, and the value of expected future payments on the securities based on then current market conditions.

Additional Amounts

We or RBSG will pay any amounts to be paid by us or RBSG, as guarantor, on any securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law.  Unless the applicable pricing supplement provides otherwise, if at any time a U.K. taxing jurisdiction requires us or RBSG, as guarantor, to make such deduction or withholding, we or RBSG, as guarantor, will pay additional amounts with respect to payments on the securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those securities, after the deduction or withholding, shall equal the amounts of any payments which would have been payable on those securities if the deduction or withholding had not been required.

However, this will not apply to any tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of a security or the collection of any payments on any security;

•	except in the case of a winding up in the United Kingdom, the relevant security is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the security (where presentation is required) for payment at the close of that 30-day period;

•
the holder or the beneficial owner of the relevant security or the beneficial owner of any payments on the security failed to comply with a request by us, RBSG, our liquidator or RBSG's liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge, fee, deduction or withholding;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directives;

•
the relevant security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant security (where presentation is required) to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to any payments on the securities to any person if the payment would be required by the laws of any U.K. tax jurisdiction to be included in the income of another person and such other person would not have been entitled to such Additional Amounts had it received such payment directly.

Whenever we refer in this product supplement, in any context, to any payments on any security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

We are neither under any obligation to, nor do we intend to, make any additional payments in respect of U.S. tax or withholding requirements.

Forms of Securities

We will offer the securities on a continuing basis and will issue securities only in fully registered form either as registered global securities or, in limited circumstances, as certificated securities (which we also refer to as definitive securities).

Registered Global Securities.  For registered global securities, we will issue one or more global certificates representing the entire issue of securities.  Except as set forth in the accompanying prospectus under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” you may not exchange registered global securities or interests in registered global securities for certificated securities.

Each global security certificate representing registered global securities will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.  These certificates name DTC or its nominee as the owner of the securities.  DTC maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of DTC’s procedures for global securities representing book-entry securities is set forth under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—The Clearing Systems—DTC” in the accompanying prospectus.

Certificated Securities.  If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the security.  The person named in the security register will be considered the owner of the security for all purposes under the indenture.  For example, if we need to ask the holders of the securities to vote on a proposed amendment to the securities, the person named in the security register will be asked to cast any vote regarding that security.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your security in our records and will be entitled to cast the vote regarding your security.  You may not exchange certificated securities for registered global securities or interests in registered global securities.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” in the accompanying prospectus.

Manner of Transfer, Exchange and Payment

If we ever issue securities in certificated form, those securities may be presented for payment, transfer and exchange at the office of any transfer agent designated and maintained by us.  We have initially designated Citibank, N.A., the securities administrator under the indenture, at 111 Wall Street, 15th Floor, New York, New York 10043, Attention: Corporate Trust Services, as our current agent for the payment, transfer and exchange of the securities.  We refer to Citibank, N.A. acting in this capacity, as the paying agent.  However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

We will not be required to:

•
register the transfer or exchange of any security if the holder has exercised the holder’s right, if any, to require us to repurchase the security, in whole or in part, except the portion of the security not required to be repurchased;

•	register the transfer or exchange of securities to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any security selected for redemption in whole or in part, except the unredeemed or unpaid portion of that security being redeemed in part.

No service charge will be made for any registration or transfer or exchange of securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of securities.

Book-Entry Securities.  The paying agent will make payments on the securities, if any, to the account of DTC, as holder of book-entry securities, by wire transfer of immediately available funds.  We expect that DTC, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry securities as shown on the records of DTC.  We also expect that payments by DTC’s participants to owners of beneficial interests in the book-entry securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Securities.  U.S. dollar payments on the securities, if any, upon maturity, redemption or repayment on a security will be made in immediately available funds against presentation and surrender of the security.

Trustee and Securities Administrator

Wilmington Trust Company is the trustee for the securities under the indenture.  Wilmington Trust Company’s address is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.  Citibank, N.A. will act as securities administrator for the securities.  We and our affiliates may from time to time maintain banking relationships or conduct transactions in the ordinary course of business with the trustee, the securities administrator, and their affiliates.  Wilmington Trust Company and Citibank, N.A. also serve in similar capacities for a number of series of our outstanding indebtedness.

CLEARANCE AND SETTLEMENT

The securities will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the securities in immediately available funds.  We will pay the Payment at Maturity in immediately available funds so long as the securities are maintained in book-entry form.  DTC participants that hold the securities through DTC on behalf of investors will follow the settlement practices applicable to the securities in DTC’s settlement system with respect to the primary distribution of the securities and secondary market trading, if any, between DTC participants.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus for more information.

We may deliver the securities against payment therefor on a date that is greater than three business days following the pricing date.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree to otherwise.  Accordingly, if the initial settlement of the securities occurs more than three business days from the pricing date, purchasers who wish to trade the securities more than three business days prior to the original issue date of the securities will be required to specify alternative arrangements to prevent a failed settlement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and RBSG are offering the securities and related guarantees on a continuing basis exclusively through RBSSI, as our selling agent, to the extent it is named in the applicable pricing supplement.  In addition, we and RBSG may offer the securities and related guarantees through certain other selling agents to be named in the applicable pricing supplement.  The selling agents have agreed to use reasonable efforts to solicit offers to purchase these securities.  We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part.  Each selling agent may reject, in whole or in part, any offer it solicited to purchase securities.  Unless otherwise specified in the applicable pricing supplement, we will pay a selling agent, in connection with sales of these securities resulting from a solicitation that selling agent made or an offer to purchase the selling agent received, a selling commission ranging from 0.05% to 8% of the Original Offering Price of the securities to be sold, depending upon the maturity of the securities.

We and RBSG may also sell these securities to a selling agent as principal for its own account at discounts to be agreed upon at the time of sale.  That selling agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that selling agent determines and as we will specify in the applicable pricing supplement.  A selling agent may offer the securities it has purchased as principal to other dealers.  That selling agent may sell the securities to any dealer at a concession and, unless otherwise specified in the applicable pricing supplement, the concession allowed to any dealer will not be in excess of the discount that agent will receive from us.  After the initial public offering of securities that the selling agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

Each of the selling agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and RBSG have agreed to indemnify the selling agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments made in respect of those liabilities.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange.  We have been advised by RBSSI that it intends to make a market in these securities, as applicable laws and regulations permit.  The agents are not obligated to make a market in these securities, however, and the agents may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for these securities.

In addition, we may, at our sole option, extend the offering period for securities offered pursuant to a pricing supplement.  To the extent the total aggregate amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase the unsold portion and hold such securities initially for its own investment.  During an extended offering period, securities will be offered at prevailing market prices which may be above or below the Original Offering Price set forth in the applicable pricing supplement.  Our affiliates will not make a market in those securities during that period, and are not obligated to do so after the distribution is complete.

RBSSI is an affiliate of ours and RBSG.  RBSSI will conduct each offering of these securities in compliance with the requirements of the Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate.  Following the initial distribution of any of these securities, RBSSI may offer and sell those securities in the course of its business as broker-dealer.  RBSSI may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  RBSSI may use this product supplement in connection with any of these transactions.  RBSSI is not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Neither RBSSI nor any other affiliated agent or dealer of ours utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities.  Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for its own accounts.  A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any over-allotment option.  The agents can close out a covered short sale by exercising an over-allotment option or purchasing these securities in the open market.  In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option.  The agents may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position.  The agents must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could affect adversely investors who purchase in the offering.  As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities.  Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities.  Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities.  The agents are not required to engage in these activities, and may end any of these activities at any time.

Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with RBSSI.  In the dealer agreements, the selling group members have agreed to market and sell securities in accordance with the terms of those agreements and all applicable laws and regulations.

RBSSI’s address is RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

VALIDITY OF THE SECURITIES

Davis Polk & Wardwell LLP, New York, New York, will pass upon the validity of the securities and will rely as to all matters of Scots law on the opinion of Dundas & Wilson CS LLP, Edinburgh, Scotland.

CERTAIN UNITED KINGDOM TAXATION CONSIDERATIONS

The following is a general summary of certain U.K. tax consequences as of the date of this product supplement in relation to the securities. It is based on current United Kingdom tax law and HM Revenue & Customs practice and is not exhaustive.  Any holders who are in doubt as to their tax position should consult their professional advisers.

Payments on the Securities

Interest on the securities generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax provided that RBS plc continues to be a bank within the meaning of Section 991 of the Income Tax Act 2007 (the “ITA 2007”) and the interest on the securities is paid in the ordinary course of its business within the meaning of Section 878 of the ITA 2007.

Interest on the securities generally will also be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax if the payments are regarded as made under derivative contracts the profits and losses arising from which are calculated in accordance with Part 7 of Corporation Tax Act 2009.

Additionally, if the securities are and continue to be “quoted Eurobonds”, payments of interest by RBS plc on the securities would be made without withholding or deduction for or on account of United Kingdom tax. The securities issued will constitute “quoted Eurobonds” if they are and continue to be listed on a recognised stock exchange, within the meaning of Section 1005 of the ITA 2007.

In all other cases, interest will generally be paid by RBS plc subject to deduction of income tax at the basic rate (currently 20%), subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

If RBSG, as guarantor, makes any payments in respect of interest on the securities (or other amounts due under the securities other than the repayment of amounts subscribed for the securities), such payments may be subject to United Kingdom withholding tax at the basic rate, subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Persons in the United Kingdom (i) paying interest to or receiving interest on behalf of another person who is an individual, or (ii) paying amounts due on redemption of any securities which constitute deeply discounted securities as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 to or receiving such amounts on behalf of another person who is an individual, may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in relation to amounts payable on the redemption of such securities, HM Revenue & Customs published practice indicates that HM Revenue & Customs will not exercise its power to obtain information where such amounts are paid or received on or before April 5, 2012.

EU Directive on the Taxation of Savings Income

The EU has adopted a Directive regarding the taxation of savings income. The Directive requires Member States to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual or to certain other persons in another Member State, except that Austria and Luxembourg will instead impose a withholding system for a transitional period (subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld) unless during such period they elect otherwise. The

European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of ownership and disposition of a security purchased at its original issuance for the Original Offering Price. It applies to you only if you hold the security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or foreign tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Unless otherwise indicated in the relevant pricing supplement, in determining our tax reporting responsibilities, if any, with respect to a security, we expect to treat it as a put option (the “Put Option”) written by you to us with respect to the Underlying Market Measure, secured by a cash deposit equal to the issue price (the “Deposit”).

Under this treatment, the Put Option will be treated as exercised by us if the Final Value is less than the Buffer Value. If the Put Option is treated as exercised by us, the Deposit will be applied automatically in full satisfaction of your obligation under the Put Option; otherwise, the Put Option will be treated as expiring unexercised and the Deposit will be returned to you. Under this treatment, less than the full amount of each Coupon Payment will be attributable to the interest on the Deposit; the excess of each Coupon Payment over the portion of the payment attributable to the interest on the Deposit will represent a portion of the option premium attributable to your grant of the Put Option (collectively for all Coupon Payments received, “Put Premium”). We will provide the percentage of each Coupon Payment that we will allocate to interest on the Deposit and to Put Premium in the final pricing supplement for the securities.

The following discussion assumes that this treatment is respected, except where otherwise indicated. The relevant pricing supplement, which you should consult before making a decision to invest in the securities to which it pertains, may indicate other issues or differing consequences applicable to those securities.

There is substantial uncertainty regarding the tax consequences of an investment in the securities. In light of this uncertainty, the person responsible for information reporting (and, if you are a non-U.S. holder, for withholding) with respect to your securities might treat the entirety of a Coupon Payment as ordinary income (subject, if you are a non-U.S. holder, to withholding tax).

Unless otherwise indicated in the relevant pricing supplement, insofar as we have responsibility for information reporting and withholding for U.S. federal income tax purposes, we expect to treat interest income with respect to the Deposit as U.S.-source income, and the discussion that follows assumes that this treatment is correct. You should expect other persons responsible for information reporting and withholding to do the same.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Put Option Secured by a Deposit

Securities with a Term of One Year or Less

The following discussion applies to a security with a term of one year or less (from but excluding the settlement date to and including the last possible date that the security could be outstanding pursuant to its terms).

The Deposit should be treated as a short-term debt instrument for U.S. federal income tax purposes. Under the applicable Treasury regulations, a short-term debt instrument is generally treated as issued with discount equal to the excess of all payments provided by the instrument over its issue price. If you are an accrual-method investor, or a cash-method investor who so elects, you will be subject to rules that generally require accrual of discount on a straight-line basis, unless you elect to accrue the discount on a constant-yield method based on daily compounding. However, because the amount of a Coupon Payment in respect of an accrual period will not be known until the end of the relevant Observation Period, it is not clear what amount of discount, if any, will be treated as having accrued prior to the end of the relevant Observation Period. If you are a cash-method investor who does not elect to accrue the discount in income currently, you should include interest paid on the Deposit upon its receipt. Additionally, if you are such a cash-method investor, you will be required to defer deductions for any interest on indebtedness you incur to purchase or carry the security, in an amount not exceeding the accrued discount that has not been included in your income (although it is unclear how accrued discount would be measured prior to the end of an Observation Period). The Put Premium will not be taken into account until a taxable disposition of the security, including at maturity, as described below.

Upon a taxable sale of a security prior to its retirement, the Deposit will be treated as sold for its fair market value (the "Deposit Value"), and you will recognize gain or loss with respect to it, which generally will be short-term capital gain or loss, in an amount equal to the difference between the Deposit Value and your tax basis in the Deposit.  Your tax basis in the Deposit will equal the Original Offering Price plus any accrued but unpaid discount you have included in income.  If you are a cash-method taxpayer who has not elected to include discount on the Deposit in income as it accrues, your gain, if any, with respect to the Deposit will be treated as interest income in an amount not exceeding any accrued but unpaid discount (although it is unclear how accrued discount would be measured prior to the end of an Observation Period).

If the proceeds you receive on the sale of the security equal or exceed the Deposit Value, you will recognize short-term capital gain (subject to the application of Section 988, as discussed below) with respect to the Put Option, in an amount equal to the sum of any such excess proceeds and the Put Premium you have received. If the Deposit Value exceeds the proceeds you receive, you will be treated as having made a payment, equal to that excess, as consideration for the purchaser’s assumption of the Put Option.  In that case (subject to the application of Section 988, as discussed below) you will recognize short-term capital gain or loss with respect to the Put Option, in an amount equal to the Put Premium you have received minus the amount you are treated as having paid the purchaser in consideration for the assumption of the Put Option.

If you receive a payment at maturity equal to the Original Offering Price of the security, the Put Option will be deemed to have expired unexercised, and you will recognize short-term capital gain (subject to the application of Section 988, as discussed below) in an amount equal to the Put Premium. You will not recognize gain or loss upon the return of the Deposit.

If the Put Option is deemed to have been exercised, you will be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you will recognize gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premium received and (ii) the cash settlement value of the Put Option (i.e., the Original Offering Price minus the cash you receive, excluding the final Coupon Payment). This gain or loss will be short-term capital gain or loss, subject to the application of Section 988, as discussed below.

If the return on a security is determined entirely by reference to one or more foreign currencies, including forward or futures contracts on foreign currencies, your gain or loss with respect to the Put Option should be treated as ordinary income or loss pursuant to certain rules under Section 988 of the Code relating to instruments linked to foreign currencies. If the return on a security is determined in part by reference to one or more foreign currencies (not including translation of prices of stocks traded in foreign currencies), part or all of your gain or loss with respect to the Put Option might be treated as ordinary income or loss pursuant to the rules under Section 988. If your ordinary loss under Section 988 exceeds a specified threshold, you could be required to file a disclosure statement with the IRS.

Securities with a Term of More Than One Year

The following discussion applies to a security with a term of more than one year.

The Deposit should be treated as a “variable rate debt instrument,” with the result that the portion of each Coupon Payment attributable to the Deposit will be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. The Put Premium will not be taken into account until a taxable disposition of the security, including at maturity, as described below.

Upon a taxable sale of a security prior to its retirement, you will be treated as receiving a payment of interest equal to the amount, if any, of accrued but unpaid interest on the Deposit.  Because the amount of a Coupon Payment in respect of an accrual period will not be known until the end of the relevant Observation Period, it is unclear how much interest, if any, will be treated as having accrued at the time of a sale or exchange that occurs between Observation Dates.  The Deposit will be treated as sold for its fair market value, excluding the value of any amount treated as accrued but unpaid interest (the "Deposit Value"), and you will recognize gain or loss with respect to it, which generally will be long-term capital gain or loss if you have held the security for more than one year, in an amount equal to any difference between the Deposit Value and the Original Offering Price.

If the proceeds you receive on the sale of the security (not including any amount treated as a payment of interest) equal or exceed the Deposit Value, irrespective of how long you have held the security you will recognize short-term capital gain (subject to the application of Section 988, as discussed below) with respect to the Put Option, in an amount equal to the sum of any such excess proceeds and the Put Premium you have received. If the Deposit Value exceeds the proceeds you receive, you will be treated as having made a payment, equal to that excess, as consideration for the purchaser’s assumption of the Put Option.  In that case (subject to the application of Section 988, as discussed below) you will recognize short-term capital gain or loss with respect to the Put Option, in an amount equal to the Put Premium you have received minus the amount you are treated as having paid the purchaser in consideration for the assumption of the Put Option.

If you receive a payment at maturity equal to the Original Offering Price of the security, the Put Option will be deemed to have expired unexercised, and you will recognize short-term capital gain (subject to the application of Section 988, as discussed below) in an amount equal to the sum of all Put Premium received, including the Put Premium received at maturity. You will not recognize gain or loss upon the return of the Deposit.

If the Put Option is deemed to have been exercised, you will be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you will recognize gain or loss with respect to the Put Option in an amount equal to the difference between (i) the total Put Premium received and (ii) the cash settlement value of the Put Option (i.e., the Original Offering Price minus the cash you receive, excluding the final Coupon Payment). This gain or loss will be short-term capital gain or loss, subject to the application of Section 988, as discussed below.

If the return on a security is determined entirely by reference to one or more foreign currencies, including forward or futures contracts on foreign currencies, your gain or loss with respect to the Put Option should be treated as ordinary income or loss pursuant to certain rules under Section 988 of the Code relating to instruments linked to foreign currencies. If the return on a security is determined in part by reference to one or more foreign currencies (not including translation of prices of stocks traded in foreign currencies), part or all of your gain or loss with respect to the Put Option might be treated as ordinary income or loss pursuant to the rules under Section 988. If your ordinary loss under Section 988 exceeds a specified threshold, you could be required to file a disclosure statement with the IRS.

Other Possible Tax Treatments

Due to the lack of direct legal authority, there are substantial uncertainties regarding the tax consequences of owning and disposing of a security. For instance, you might be required to include the full amount of the Coupon Payments on a security as ordinary income in accordance with your method of tax accounting, and the person responsible for information reporting with respect to your securities might report Coupon Payments using this approach.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Alternatively, a security might be treated as a debt instrument for U.S. federal income tax purposes. If so, and if the term of the security exceeds one year, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

If a security is treated as a debt instrument and has a term not exceeding one year, your tax consequences, although not governed by the regulations applicable to contingent payment debt instruments, could be materially and adversely affected. For instance, in such a case, the entire amount of each Coupon Payment should be treated as a payment of interest.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” if a security is treated for U.S. federal income tax purposes as a Put Option secured by a Deposit, any gain you realize with respect to the security should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States.  However, as described above under “—Tax Consequences to U.S. Holders—Other Possible Tax Treatments,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to withholding tax, in each year that you own the security, possibly on a retroactive basis. It is also possible that, prior to the issuance of any such guidance, the person responsible for withholding with respect to your securities will treat the entire amount of any Coupon Payment as subject to withholding tax at a rate of 30% (or a lower treaty rate).

Subject to the discussion below under “—Additional Withholding Tax Considerations,” if a security is treated as a debt instrument for U.S. federal income tax purposes, any income or gain you realize with respect to the security generally will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8BEN and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Additional Withholding Tax Considerations

In the event that any payment on a security depends in part on dividends paid by a U.S. issuer of a stock that is, or is a component of, an Underlying Market Measure, recently proposed regulations under Section 871(m) of the Code could adversely affect the tax consequences of owning and disposing of the security after December 31, 2013. These proposed regulations would in certain circumstances impose a withholding tax at a rate of 30% (subject to reduction under an applicable treaty) on amounts, attributable to U.S.-source dividends, that are paid or “deemed paid” on certain financial instruments (“dividend equivalents”). While significant aspects of the application of these proposed regulations to the securities are uncertain, if they were finalized in their current form, we (or other withholding agents) might determine that a security beneficially owned by you after December 31, 2013 is subject to withholding tax with respect to dividend equivalents or that you must provide information to establish that withholding is not required. We will not pay additional amounts on account of any such withholding tax.

Legislation generally referred to as FATCA, as interpreted in proposed regulations (which are not effective as of the date of this product supplement) and other published guidance, will generally impose, with respect to securities issued after December 31, 2012, a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) of (i) interest (including original issue discount) and “dividend equivalents” (as described above) after December 31, 2013 and (ii) the proceeds of taxable dispositions of such securities after December 31, 2014, unless various U.S. information reporting and due diligence requirements have been satisfied. The reporting and diligence requirements of the regime, which are potentially quite burdensome, generally relate to determining whether interests in or accounts with such foreign entities are owned by U.S. persons. We will not pay additional amounts on account of any such withholding tax.

Information Reporting and Backup Withholding

The cash received from a disposition of a security may be subject to information reporting. We expect that any Coupon Payments (at least to the extent attributable to interest on the Deposit) will be subject to information reporting unless you qualify for an exemption. Cash proceeds and any Coupon Payments may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans.  In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless statutory or administrative exemptive relief is available.  Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.  We, and our current and future affiliates, including RBS Securities Inc., may be parties in interest with respect to many Plans.  Thus, a Plan fiduciary considering an investment in the securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code.  For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Unless the applicable pricing supplement explicitly provides otherwise, each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities.  We also refer you to the portions of the pricing supplement addressing restrictions applicable under ERISA, the Code and Similar Law.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)
we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.  Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Please consult the applicable pricing supplement for further information with respect to a particular offering and, in certain cases, further restrictions on the purchase or transfer of the securities.

THE ROYAL BANK OF SCOTLAND plc

RBS NotesSM

fully and unconditionally guaranteed by
The Royal Bank of Scotland Group plc

Periodic Reset Coupon Notes

PRODUCT PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 28, 2012)

RBS Securities Inc.